SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 2001


                             PSS WORLD MEDICAL, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

 Florida                        0-23832                            59-2280364
 (State or other              (Commission                       (IRS Employer
 jurisdiction of               File Number)                  Identification No.)
 incorporation)

  4345 Southpoint Boulevard
  Jacksonville, Florida                                                  32216
 (Address of principal executive offices)                             (Zip Code)

(904) 332-3000
(Registrant's telephone number, including area code)

Item 5. Other Events.
        ------------


         On May 24, 2001, PSS World Medical, Inc. (the "Company") entered into the Credit Agreement (the "Agreement"), by and among the Company, as borrower thereunder (the "Borrower"), the subsidiaries of the Borrower party thereto, the lenders from time to time party thereto (the "Lenders"), Bank of America, N.A., as Agent for the Lenders (in such capacity, the "Agent", or the "Bank") and Banc of America Securities LLC, as Arranger.

         The Agreement provides for a 4-year credit facility consisting of a revolving line of credit and letters of credit (the "Credit Facility"). The maximum amount of the Credit Facility is $120,000,000 until the Bank has syndicated $70,000,000 of its commitments and thereafter $120,000,000 plus the lesser of (a) the excess of the amount of the Bank's commitments that have been syndicated over $70,000,000 and (b) $30,000,000. Availability of loans under the Credit Facility depends upon (a) the amount of a borrowing base consisting of accounts receivable and, upon satisfaction of certain requirements, inventory and (b) compliance with certain debt incurrence tests under the Company's Indenture, dated as of October 7, 1997, relating to its outstanding 8 1/2%
Senior Subordinated Notes due 2007 ("Senior Subordinated Notes"). The Credit Facility will bear interest at the Bank's prime rate plus a margin of between
 .25% and 1.00% based on the Company's ratio of Funded Debt to EBITDA (as defined in the Agreement) or at LIBOR plus a margin of between 1.75% and 3.50% based on the Company's ratio of Funded Debt to EBITDA. Under the Agreement, the Company and its subsidiaries are subject to certain covenants, including but not limited to, limitations on (a) paying dividends and repurchasing stock, (b) repurchasing its Senior Subordinated Notes, (c) selling or transferring assets, (d) making certain investments (including acquisitions) and (e) incurring additional indebtedness and liens. Proceeds from the Credit Facility will be used to refinance existing indebtedness outstanding under the Company's current senior credit facility, issue letters of credit and finance ongoing working capital requirements and general corporate purposes of the Company. The loans mature on May 24, 2005.

         A copy of the Agreement and the press release issued by the Company on May 29, 2001 are included as exhibits to this filing and are incorporated herein by reference.


Item 7. Financial Statements and Exhibits.
        ----------------------------------

      10.1 Credit Agreement, by and among PSS World Medical, Inc., a Florida corporation, as Borrower thereunder, the subsidiaries of the Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Agent and Banc of America Securities LLC, as Arranger, dated as of May 24, 2001.

      99.1           Press Release dated May 29, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     PSS WORLD MEDICAL, INC.
                                  (Registrant)



Date: June 1, 2001

                                                        /s/ David A. Smith
                                                  By:___________________________
                                                          Name:  David A. Smith
                                                          Title: President

                                  EXHIBIT INDEX


     10.1 Credit Agreement, by and among PSS World Medical, Inc., a Florida corporation, as Borrower thereunder, the subsidiaries of the Borrower party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Agent and Banc of America Securities LLC, as Arranger, dated as of May 24, 2001.

     99.1            Press Release dated May 29, 2001.

EXHIBIT 10.1






                                CREDIT AGREEMENT

                            Dated as of May 24, 2001

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                              BANK OF AMERICA, N.A.

                                  as the Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC

                                 as the Arranger

                                       and

                             PSS WORLD MEDICAL, INC.

                                 as the Borrower

                                       and

                  THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN

                                as the Guarantors


                                TABLE OF CONTENTS
Section                                                                                                       Page


ARTICLE 1 LOANS AND LETTERS OF CREDIT.............................................................................2

   1.1 TOTAL FACILITY.............................................................................................2
   1.2 REVOLVING LOANS............................................................................................2
   1.3 PERMANENT WORKING CAPITAL LOANS............................................................................5
   1.4 LETTERS OF CREDIT..........................................................................................8

ARTICLE 2 INTEREST AND FEES......................................................................................11

   2.1 INTEREST..................................................................................................11
   2.2 CONTINUATION AND CONVERSION ELECTIONS.....................................................................12
   2.3 MAXIMUM INTEREST RATE.....................................................................................13
   2.4 ARRANGEMENT, CLOSING AND ADMINISTRATIVE FEES..............................................................13
   2.5 UNUSED LINE FEE...........................................................................................14
   2.6 LETTER OF CREDIT FEE......................................................................................14

ARTICLE 3 PAYMENTS AND PREPAYMENTS...............................................................................14

   3.1 REVOLVING LOANS...........................................................................................14
   3.2 PERMANENT WORKING CAPITAL LOANS...........................................................................15
   3.3 TERMINATION OF TOTAL FACILITY.............................................................................15
   3.4 LIBOR LOAN PREPAYMENTS....................................................................................15
   3.5 PAYMENTS BY THE BORROWER..................................................................................15
   3.6 PAYMENTS AS REVOLVING LOANS...............................................................................16
   3.7 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS.......................................................16
   3.8 INDEMNITY FOR RETURNED PAYMENTS...........................................................................17
   3.9 AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS................................................17

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY.................................................................17

   4.1 TAXES.....................................................................................................17
   4.2 ILLEGALITY................................................................................................19
   4.3 INCREASED COSTS AND REDUCTION OF RETURN...................................................................19
   4.4 FUNDING LOSSES............................................................................................20
   4.5 INABILITY TO DETERMINE RATES..............................................................................20
   4.6 CERTIFICATES OF AGENT.....................................................................................21
   4.7 SURVIVAL..................................................................................................21
   4.8 ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.....................................................21

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES......................................................21

   5.1 BOOKS AND RECORDS.........................................................................................21
   5.2 FINANCIAL INFORMATION.....................................................................................22
   5.3 NOTICES TO THE LENDERS....................................................................................25

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.................................................................27

   6.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS......................27
   6.2 VALIDITY AND PRIORITY OF SECURITY INTEREST................................................................28
   6.3 ORGANIZATION AND QUALIFICATION............................................................................28
   6.4 CORPORATE NAME; PRIOR TRANSACTIONS........................................................................28
   6.5 SUBSIDIARIES AND AFFILIATES...............................................................................28
   6.6 FINANCIAL STATEMENTS AND PROJECTIONS......................................................................28
   6.7 CAPITALIZATION............................................................................................29
   6.8 SOLVENCY..................................................................................................29
   6.9 DEBT......................................................................................................29


   6.10 DISTRIBUTIONS............................................................................................29
   6.11 REAL ESTATE; LEASES......................................................................................29
   6.12 PROPRIETARY RIGHTS.......................................................................................30
   6.13 TRADE NAMES..............................................................................................30
   6.14 LITIGATION...............................................................................................30
   6.15 LABOR DISPUTES...........................................................................................30
   6.16 ENVIRONMENTAL LAWS.......................................................................................30
   6.17 NO VIOLATION OF LAW......................................................................................31
   6.18 NO DEFAULT...............................................................................................32
   6.19 ERISA COMPLIANCE.........................................................................................32
   6.20 TAXES....................................................................................................32
   6.21 REGULATED ENTITIES.......................................................................................32
   6.22 USE OF PROCEEDS; MARGIN REGULATIONS......................................................................33
   6.23 [INTENTIONALLY OMITTED]..................................................................................33
   6.24 NO MATERIAL ADVERSE CHANGE...............................................................................33
   6.25 FULL DISCLOSURE..........................................................................................33
   6.26 MATERIAL AGREEMENTS......................................................................................33
   6.27 BANK ACCOUNTS............................................................................................33
   6.28 GOVERNMENTAL AUTHORIZATION...............................................................................33
   6.29 INDENTURE; DESIGNATED SENIOR INDEBTEDNESS................................................................33

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................34

   7.1 TAXES AND OTHER OBLIGATIONS...............................................................................34
   7.2 LEGAL EXISTENCE AND GOOD STANDING.........................................................................34
   7.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES...............................................34
   7.4 MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY...........................................................34
   7.5 INSURANCE.................................................................................................35
   7.6 INSURANCE AND CONDEMNATION PROCEEDS.......................................................................35
   7.7 ENVIRONMENTAL LAWS........................................................................................36
   7.8 COMPLIANCE WITH ERISA.....................................................................................37
   7.9 MERGERS, CONSOLIDATIONS OR SALES..........................................................................37
   7.10 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS....................................................39
   7.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS.........................................................39
   7.12 GUARANTIES...............................................................................................39
   7.13 DEBT.....................................................................................................39
   7.14 PREPAYMENT...............................................................................................40
   7.15 TRANSACTIONS WITH AFFILIATES.............................................................................40
   7.16 INVESTMENT BANKING AND FINDER'S FEES.....................................................................41
   7.17 BUSINESS CONDUCTED.......................................................................................41
   7.18 LIENS....................................................................................................41
   7.19 SALE AND LEASEBACK TRANSACTIONS..........................................................................41
   7.20 NEW SUBSIDIARIES.........................................................................................41
   7.21 FISCAL YEAR..............................................................................................41
   7.22 CAPITAL EXPENDITURES.....................................................................................42
   7.23 EBITDA...................................................................................................42
   7.24 MINIMUM AVAILABILITY.....................................................................................43
   7.25 USE OF PROCEEDS..........................................................................................43
   7.26 DESIGNATED SENIOR INDEBTEDNESS...........................................................................43
   7.27 [INTENTIONALLY OMITTED]..................................................................................43
   7.28 FURTHER ASSURANCES.......................................................................................43

ARTICLE 8 CONDITIONS OF LENDING..................................................................................43

   8.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE...............................................43
   8.2 CONDITIONS PRECEDENT TO EACH LOAN.........................................................................45


ARTICLE 9 DEFAULT; REMEDIES......................................................................................47

   9.1 EVENTS OF DEFAULT.........................................................................................47
   9.2 REMEDIES..................................................................................................50

ARTICLE 10 TERM AND TERMINATION..................................................................................51

   10.1 TERM AND TERMINATION.....................................................................................51

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..........................................51

   11.1 AMENDMENTS AND WAIVERS...................................................................................51
   11.2 ASSIGNMENTS; PARTICIPATIONS..............................................................................53

ARTICLE 12 THE AGENT.............................................................................................55

   12.1 APPOINTMENT AND AUTHORIZATION............................................................................55
   12.2 DELEGATION OF DUTIES.....................................................................................56
   12.3 LIABILITY OF THE AGENT...................................................................................56
   12.4 RELIANCE BY THE AGENT....................................................................................56
   12.5 NOTICE OF DEFAULT........................................................................................57
   12.6 CREDIT DECISION..........................................................................................57
   12.7 INDEMNIFICATION..........................................................................................58
   12.8 AGENT IN INDIVIDUAL CAPACITY.............................................................................58
   12.9 SUCCESSOR AGENT..........................................................................................58
   12.10 WITHHOLDING TAX.........................................................................................59
   12.11 COLLATERAL MATTERS......................................................................................60
   12.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.................................................61
   12.13 AGENCY FOR PERFECTION...................................................................................62
   12.14 PAYMENTS BY THE AGENT TO THE LENDERS....................................................................62
   12.15 SETTLEMENT..............................................................................................62
   12.16 LETTERS OF CREDIT; INTRA-LENDER ISSUES..................................................................66
   12.17 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS................................................68
   12.18 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS..............................................68
   12.19 RELATION AMONG LENDERS..................................................................................69

ARTICLE 13 SUBSIDIARY GUARANTIES.................................................................................69

   13.1 SUBSIDIARY GUARANTIES....................................................................................69
   13.2 OBLIGATIONS ABSOLUTE.....................................................................................69
   13.3 WAIVER OF SURETYSHIP DEFENSES............................................................................70
   13.4 CONTRIBUTION AND INDEMNIFICATION.........................................................................70
   13.5 SUBORDINATION OF INTERCOMPANY DEBT.......................................................................70

ARTICLE 14 MISCELLANEOUS.........................................................................................71

   14.1 NO WAIVERS; CUMULATIVE REMEDIES..........................................................................71
   14.2 SEVERABILITY.............................................................................................71
   14.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.......................................................71
   14.4 WAIVER OF JURY TRIAL.....................................................................................72
   14.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................................73
   14.6 OTHER SECURITY AND GUARANTIES............................................................................73
   14.7 FEES AND EXPENSES........................................................................................73
   14.8 NOTICES..................................................................................................74
   14.9 WAIVER OF NOTICES........................................................................................75
   14.10 BINDING EFFECT..........................................................................................75
   14.11 INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWER..................................................75
   14.12 LIMITATION OF LIABILITY.................................................................................76
   14.13 FINAL AGREEMENT.........................................................................................77

   14.14 COUNTERPARTS............................................................................................77
   14.15 CAPTIONS................................................................................................77
   14.16 RIGHT OF SETOFF.........................................................................................77
   14.17 CONFIDENTIALITY.........................................................................................77
   14.18 CONFLICTS WITH OTHER LOAN DOCUMENTS.....................................................................78

                         ANNEXES, EXHIBITS AND SCHEDULES


ANNEX A             -      DEFINED TERMS

EXHIBIT A           -      FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B           -      FORM OF NOTICE OF BORROWING

EXHIBIT C           -      FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT D           -      FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


SCHEDULE 1.1 -             LENDERS' COMMITMENTS

SCHEDULE 1.2 -             EXISTING INVESTMENTS

SCHEDULE 6.3 -             ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4 -             CORPORATE NAME; PRIOR TRANSACTIONS

SCHEDULE 6.5 -             SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7 -             CAPITALIZATION

SCHEDULE 6.9 -             DEBT

SCHEDULE 6.11 -            REAL ESTATE; LEASES

SCHEDULE 6.12 -            PROPRIETARY RIGHTS

SCHEDULE 6.13 -            TRADE NAMES

SCHEDULE 6.14 -            LITIGATION

SCHEDULE 6.15 -            LABOR DISPUTES

SCHEDULE 6.16 -            ENVIRONMENTAL LAWS

SCHEDULE 6.26 -            MATERIAL AGREEMENTS

SCHEDULE 6.27 -            BANK ACCOUNTS

SCHEDULE 7.15 -            PERMITTED AFFILIATE TRANSACTIONS

                                CREDIT AGREEMENT



                  This Credit Agreement, dated as of May 24, 2001, (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A., with an office at 600 Peachtree Street, 5th Floor, Atlanta, GA 30308, as agent for the Lenders (in its capacity as agent, the "Agent"), Banc of America Securities LLC, as arranger (the "Arranger"), PSS World Medical, Inc., a Florida corporation, with offices at 4345 Southpoint Boulevard, Jacksonville, FL 32216 (the "Borrower"), and the subsidiaries of the Borrower listed on the signature pages hereto (each, a "Guarantor" and collectively, the "Guarantors").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Borrower and Guarantors have requested the Lenders to make available to the Borrower a credit facility on the terms set forth herein, which credit facility the Borrower will use for the purposes permitted hereunder; and

                  WHEREAS, in order to utilize the financial powers of the Borrower and each Guarantor in the most efficient and economical manner, and in order to facilitate the financing of the Borrower's and each Guarantor's working capital needs, the Lenders will, at the request of the Borrower and the Guarantors, extend financial accommodations to the Borrower based on the combined borrowing base of the Borrower and the Guarantors in accordance with the provisions set forth in this Agreement; and

                  WHEREAS, the Borrower's and the Guarantors' business is a mutual and collective enterprise and the Borrower and the Guarantors believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrower and the Guarantors and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrower and the Guarantors; and

                  WHEREAS, each Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrower as provided in this Agreement, by virtue of the Borrower's and the Guarantors' various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

                  WHEREAS, the Agent's and the Lenders' willingness to extend financial accommodations to the Borrower, and to administer the Borrower's and the Guarantors' collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrower and the Guarantors and at the Borrower's and each Guarantor's request and in furtherance of the Borrower's and the Guarantors' mutual and collective enterprise; and

                  WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and

                  WHEREAS, the Lenders have agreed to make available to the Borrower a credit facility upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Borrower and the Guarantors hereby agree as follows.

                                    ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

                  1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a credit facility to the Borrower from time to time during the term of this Agreement of up to the Total Facility. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Permanent Working Capital Loans described herein.

                  1.2      Revolving Loans.
                           ---------------

                           (a)      Amounts.  Subject to the terms and
conditions  hereof,  each Lender  severally,
                                    -------
but not jointly, agrees, upon the Borrower's request from time to time on any Business Day, during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed such Lender's Pro Rata Share of the Maximum Revolver Amount, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Maximum Revolver Amount on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings would exceed the Maximum Revolver Amount after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

                           (b)      Procedure for Borrowing.
                                    -----------------------

     (i) Each Borrowing of Revolving Loans shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent prior to
(i) 12:00 noon (Atlanta, Georgia time) three Business Days prior to the requested Funding Date in the case of LIBOR Loans, and (ii) 11:00 a.m. (Atlanta, Georgia time) on the requested Funding Date in the case of Base Rate Loans, specifying:

     (A) the amount of the Borrowing, which in the case of a LIBOR Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

     (B) the requested Funding Date, which must be a Business Day;

     (C) whether the Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

     (D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);provided, however, that with respect to the Revolving Loans to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

     (ii) In lieu of delivering a Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

     (iii) Whenever checks are presented to the Bank for payment against the Designated Account or any other account of the Borrower maintained with the Bank in an amount greater than the then available balance in such accounts, such presentation shall be deemed to be a request for a Base Rate Revolving Loan on the date of such presentation in an amount equal to the excess of such checks over such available balances (less the amount of collections credited to the Loan Account on such date), and such request shall be irrevocable.

     (iv) At the election of the Required Lenders, the Borrower shall have no right to request a LIBOR Loan while a Default or Event of Default has occurred and is continuing.

     (c) Reliance upon Authority. Prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth the account of the Borrower (the "Designated Account") to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder. The Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

     (d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 1.2 or 1.3 which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Loans on its behalf. The crediting of Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Loans as provided herein.

     (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2 or 1.3 shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

     (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of
Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

     (g) Making of Loans. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (Atlanta, Georgia time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date on or before 3:00 p.m. (Atlanta, Georgia time) by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Maximum Revolver Amount on such date.

               (h) Making of Non-Ratable Loans.

     (i) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds on or before 3:00 p.m. (Atlanta, Georgia time) to Borrower's Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section 1.2(h) is herein referred to as a "Non-Ratable Loan", and such Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from the Required Lenders that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount on that Funding Date.

     (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

               (i) Agent Advances.

     (i) Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion,
(A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders, in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base, which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Revolving Loans for the purpose of enabling the Borrower to meet payroll and associated tax obligations), or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "Agent
Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

     (ii) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                  1.3      Permanent Working Capital Loans.

     (a) Amounts of Permanent Working Capital Loans. Subject to the terms and conditions hereof, each Lender severally, but not jointly, agrees to make one or more permanent working capital loans (each, a "Permanent Working Capital Loan" and, collectively, the "Permanent Working Capital Loans"; "Permanent Working Capital Loans" shall include the Initial Permanent Working Capital Loan and all Subsequent Permanent Working Capital Loans made pursuant to clauses (b) and (c) below) to the Borrower in one or more disbursements, as requested by the Borrower in accordance with the terms of this Agreement.

     (b) Making of the Initial Permanent Working Capital Loan. Subject to the terms and conditions hereof, each Lender shall make the amount of such Lender's Pro Rata Share of the Initial Permanent Working Capital Loan in an amount determined by the Borrower (not to exceed the maximum amount permitted under this Section 1.3) available to the Agent in same day funds in Dollars, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (Atlanta, Georgia time) on the Closing Date. The Initial Permanent Working Capital Loan shall initially constitute a Base Rate Permanent Working Capital Loan. After the Agent's receipt of the proceeds of such Initial Permanent Working Capital Loan, upon satisfaction of the applicable conditions precedent set forth in Article 8, the Agent shall make the proceeds of such Initial Permanent Working Capital Loan available to the Borrower on such Funding Date by transferring same day funds in Dollars equal to the proceeds of such Initial Permanent Working Capital Loan received by the Agent in accordance with the written instructions of the Borrower.

     (c) Making of Subsequent Permanent Working Capital Loans.

     (i) Subject to the terms and conditions hereof, each Lender severally, but not jointly, agrees to make one or more Subsequent Permanent Working Capital Loans during the period from the Closing Date to the Termination Date following the Agent's receipt of a Notice of Borrowing with respect thereto. Each such Notice of Borrowing must be received by the Agent at least five Business Days prior to the requested Funding Date, and shall specify the requested Funding Date, the amount of the requested Subsequent Permanent Working Capital Loan (which in the case of a LIBOR Loan must equal or exceed $1,000,000 and increments of $500,000 in excess of such amount), whether such Subsequent Permanent Working Capital Loan shall constitute a Base Rate Loan or a LIBOR Loan and, if such Subsequent Permanent Working Capital Loan will constitute a LIBOR Loan, the Interest Period with respect thereto. Promptly after receipt of such Notice of Borrowing, the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of such Subsequent Permanent Working Capital Loan available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon on the Funding Date. After the Agent's receipt of the proceeds of such Subsequent Permanent Working Capital Loan, and subject to the terms and conditions hereof, the Agent shall make the proceeds of such Subsequent Permanent Working Capital Loan available to the Borrower on such Funding Date by (A) applying the proceeds of such Subsequent Permanent Working Capital Loan received by the Agent to the outstanding principal balance of Revolving Loans, to the extent thereof, and (B) transferring any excess proceeds on or before 3:00 p.m. (Atlanta, Georgia time) in same day funds in Dollars to the Designated Account or another account of the Borrower designated in writing by the Borrower.

     (ii) The Borrower shall not have the right to request any Subsequent Permanent Working Capital Loans until the Agent's and each Lender's receipt of the Borrower's audited Financial Statements for the Fiscal Year ended March 30, 2001 in accordance with Section 5.2(a). Subsequent to such receipt and prior to the Agent's and each Lender's receipt of the Borrower's Financial Statements for the fiscal quarter ending on or about June 30, 2001 in accordance with Section 5.2(c), the Borrower shall have the right to request, subject to the terms and conditions of this Agreement, one and only one Subsequent Permanent Working Capital Loan. Thereafter, the Borrower shall have the right to request, subject to the terms and conditions of this Agreement, one and only one Subsequent Permanent Working Capital Loan during the period between the Agent's and each Lender's receipt of the Borrower's Financial Statements for each fiscal quarter end, in accordance with Section 5.2(c), and the Agent's and each Lender's receipt of the Borrower's Financial Statements for the subsequent fiscal quarter end, in accordance with Section 5.2(c).

     (d) Limitations on Permanent Working Capital Loans. The aggregate principal amount of Permanent Working Capital Loans made to the Borrower during the term of this Agreement shall not exceed the Permanent Working Capital Loan Facility. No Lender shall have any obligation to make, and the Borrower shall have no right to receive, any Permanent Working Capital Loan to the extent that the making of such Permanent Working Capital Loan would cause the Total Outstandings to exceed the Maximum Permitted Amount. In the event that the Total Outstandings exceed the Maximum Permitted Amount at any time, the Borrower shall promptly provide Cash Collateral or otherwise reduce the Total Outstandings in order to eliminate such condition. Nothing contained in this paragraph shall limit the Agent's right to make Agent Advances under the Revolving Loan Facility pursuant to Section 1.2(i). Permanent Working Capital Loans that are repaid may not be reborrowed.

     (e) Permanent Working Capital Loan Facility Increase. The Borrower may effectuate one and only one Permanent Working Capital Loan Facility Increase by providing the Agent, five Business Days' prior to the effective date of the Permanent Working Capital Loan Facility Increase, written notice of the requested Permanent Working Capital Loan Facility Increase and the amount thereof (not to exceed $10,000,000). Upon the effectiveness of the Permanent Working Capital Loan Facility Increase, the Revolving Loan Facility shall automatically decrease by an amount equal to the Permanent Working Capital Loan Facility Increase.

     (f) Cash Collateral. At any time when there are no Revolving Loans outstanding, the Borrower may, in lieu of making a prepayment of the Permanent Working Capital Loan, collateralize the Aggregate Permanent Working Capital Loan Outstandings by providing Cash Collateral to the Agent. Subject to the definition thereof, all Cash Collateral shall be invested by the Agent in accordance with the Borrower's instructions or, in the absence of instructions from the Borrower, in Cash Equivalents selected by the Agent. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this
Section 1.3(f). All commissions, expenses and penalties incurred by the Agent in connection with any investment and redemption of Cash Collateral shall constitute Obligations hereunder secured by the Collateral, shall bear interest at the rates provided herein for the Loans, and shall be charged to the Loan Account of the Borrower or, at the Agent's option, shall be paid out of the proceeds of any earnings received by the Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. Upon written notice from the Borrower to the Agent on any Business Day, the Agent shall release the Agent's Liens in some or all of the Cash Collateral, and make the released assets available to the Borrower, so long as no Default or Event of Default exists or would otherwise be caused thereby (including any Default or Event of Default with respect to minimum Availability or the maximum amount of Aggregate Permanent Working Capital Loan Outstandings permitted hereunder).

                  1.4      Letters of Credit.

     (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrower one or more commercial/documentary and standby letters of credit (each, a "Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Agent, which issues a Letter of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

     (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount at such time; or
(iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

     (c) Other Conditions.  In addition to the conditions precedent contained in
Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

     (i) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer, provided that such application and other documents shall not contain any operating or financial covenants inconsistent with the terms of the other Loan Documents (including any requirement for collateral other than the Agent's Liens) or any requirement for fronting fees other than fronting fees payable under Section 2.6; and

     (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                           (d)      Issuance of Letters of Credit.

     (i) Request for Issuance. The Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the conditions for drawing under the Letter of Credit.

     (ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility, Aggregate Revolver Outstandings and Maximum Revolver Amount. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

     (iii) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

     (e) Payments Pursuant to Letters of Credit. The Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Letter of Credit Issuer, the beneficiary of any Letter of Credit or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

     (f) Indemnification; Exoneration; Power of Attorney.

     (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than the Bank or any of its affiliates in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrower's obligations under this Section 1.4 shall survive payment of all other Obligations.

     (ii) Assumption of Risk by the Borrower. As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to duly comply with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.4(f).

     (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding the Bank or any of its affiliates in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or and Lender to the Borrower, or relieve the Borrower of any of its obligations hereunder to any such Person.

     (iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

     (v) Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer with respect to any Letter of Credit to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to such Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

     (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

                                    ARTICLE 2
                                INTEREST AND FEES

                  2.1      Interest.

     (a) Interest Rates. All outstanding Obligations (including all outstanding Permanent Working Capital Loans for which the Agent holds Cash Collateral) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or LIBOR plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

     (i) For all Base Rate Loans and other Obligations (other than LIBOR Loans), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

     (ii) For all LIBOR Loans, at a per annum rate equal to LIBOR plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Loans in arrears on each LIBOR Interest Payment Date.

     (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

                  2.2      Continuation and Conversion Elections.

     (a) If no Default or Event of Default exists, the Borrower may:

     (i) elect, as of any Business Day, in the case of Base Rate Loans, to convert any Base Rate Loan (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Loans; or

     (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof); provided, that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans shall automatically convert into Base Rate Loans; provided further that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

     (b) The Borrower shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (Atlanta, Georgia time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Loans and specifying:

     (i) the proposed Continuation/Conversion Date;

     (ii) the aggregate amount of Loans to be converted or renewed;

     (iii) the type of Loans resulting from the proposed conversion or continuation; and

     (iv) the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

     (c) If upon the expiration of the Interest Period applicable to any LIBOR Loan, the Borrower shall have failed to timely select a new Interest Period to be applicable to such LIBOR Loan, or at the election of the Required Lenders if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Loan into a Base Rate Loan effective as of the expiration date of such Interest Period.

     (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

     (e) There may not be more than eight (8) different LIBOR Loans in effect hereunder at any time.

                  2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect, or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

                  2.4 Arrangement, Closing and Administrative Fees. The Borrower agrees to pay the Agent on the Closing Date the closing fee and arrangement fee set forth in the Fee Letter. The Borrower also agrees to pay to the Agent on the Closing Date and each Anniversary Date the administration fee set forth in the Fee Letter. All fees described in this Section 2.4 shall be fully earned as of the due date thereof, are not subject to refund or rebate and are for the Agent's own account and not for the benefit of any Lender.

                  2.5 Unused Line Fee. On the first day of each month, and on the Termination Date, the Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Unused Line Margin times the amount by which the Total Facility exceeded the sum of the average daily amount of the Total Outstandings during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Margin shall equal (a) one-quarter of one percent (0.25%) per annum for any month (or shorter period if calculated for the first month hereafter or on the Termination Date) during which the average daily amount of Total Outstandings equaled $75,000,000 or more, (b) three-eighths of one percent (0.375%) per annum for any month (or shorter period if calculated for the first month hereafter or on the Termination Date) during which the average daily amount of Total Outstandings equaled $30,000,000 or more but less than $75,000,000, and (c) one-half of one percent (0.50%) per annum for any month (or shorter period if calculated for the first month hereafter or on the Termination
Date) during which the average daily amount of Total Outstandings equaled less than $30,000,000. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to reduce the Aggregate Revolver Outstandings or the Aggregate Permanent Working Capital Loan Outstandings immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

                  2.6 Letter of Credit Fee. On the first day of each month and on the Termination Date the Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, a fee (the "Letter of Credit Fee") equal to the Applicable Margin in effect with respect to LIBOR Loans multiplied by the average daily undrawn amount of Letters of Credit outstanding during the immediately preceding month. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Borrower also agrees to pay to the Agent, for the benefit of the Letter of Credit Issuer, a fronting fee of one quarter of one percent (0.25%) of the face amount of each Letter of Credit upon the issuance thereof and to pay to the Letter of Credit Issuer all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit.

                                    ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

                  3.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay the Revolving Loans at any time and reborrow the Revolving Loans subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, the Borrower shall immediately pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the Maximum Revolver Amount at any time.

                  3.2      Permanent Working Capital Loans.

     (a) The Borrower shall repay the outstanding principal balance of the Permanent Working Capital Loans, plus all accrued but unpaid interest thereon, on the Termination Date.

     (b) In the event there are no Revolving Loans outstanding (or, after compliance with Section 3.1, there will not be any Revolving Loans outstanding), the Borrower shall immediately pay to the Agent, for the account of the Lenders, the amount by which the sum of the Letter of Credit Obligations plus the Aggregate Permanent Working Capital Loan Outstandings exceeds the Maximum Permitted Amount at any time.

     (c) At any time at which there are no Revolving Loans outstanding (or, after compliance with Section 3.1, there will not be any Revolving Loans outstanding), the Borrower may (i) prepay the principal of the Permanent Working Capital Loans in whole or in part, or (ii) in lieu of such prepayment, provide Cash Collateral to the Agent in accordance with Section 1.3(f).

                  3.3 Termination of Total Facility. The Borrower may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders of its intent to terminate, and at least three (3) Business Days' notice to the Agent and the Lenders of the actual termination date, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or the delivery to the Agent of Supporting Letters of Credit with respect thereto), (b) the payment in full of all outstanding Permanent Working Capital Loans, together with accrued and unpaid interest thereon, (c) if such termination occurs on or prior to the first anniversary of the Closing Date, the payment of an early termination fee to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, in the amount of 1% of the Total Facility, (d) the payment in full in cash of all reimbursable expenses and other Obligations, and (e) with respect to any LIBOR Loans prepaid, payment of the amounts due under Section 4.4, if any.

                  3.4 LIBOR Loan Prepayments. In connection with any prepayment, if any LIBOR Loan is prepaid or converted to a Base Rate Loan prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Agent, for the account of the Lenders, the amounts described in
Section 4.4.

                  3.5      Payments by the Borrower.

     (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Atlanta, Georgia time) on the date specified herein. Any payment received by the Agent after such time (other than payments of Revolving Loans from Permanent Working Capital Loans pursuant to Section 1.3(c)(ii)(A)) shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  3.6 Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Revolving Loans made hereunder. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Base Rate Revolving Loans (including Non-Ratable Loans and Agent Advances).

                  3.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent or the Arranger from any Obligor; second, to pay any fees or expense reimbursements then due to the Lenders from any Obligor; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay or prepay principal of the Permanent Working Capital Loans (or, in the case of payments received pursuant to Sections 7.6 and 7.9, but subject to the provisions of Section 3.1, to provide Cash Collateral); seventh, to pay an amount to the Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and eighth, to the payment of any other Obligation due to the Agent or any Lender by any Obligor (including any amounts relating to Hedge Agreements with any Lender or any Person that, at the time of entry into the Hedge Agreement, was an Affiliate of a Lender). Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

                  3.8 Indemnity for Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

                  3.9 Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                    ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

                  4.1      Taxes.

     (a) Except as provided in Section 4.1(f), any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

     (b) If the  Borrower  fails to pay any Taxes or Other  Taxes  described  in
Section 4.1(a) when due, the Borrower shall indemnify and hold harmless each Lender and the Agent for the full amount of such Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor and provides documentation reasonably satisfactory to the Borrower of the payment of such Taxes or Other Taxes.

     (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to Section 12.10:

     (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.1) such Lender or the Agent, as the case may be, receives an amount equal on an after-tax basis to the sum it would have received had no such deductions or withholdings been made;

     (ii) the Borrower shall make such deductions and withholdings; and

     (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

     (d) At the Agent's request, within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

     (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section 4.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     (f) Notwithstanding anything else in this Agreement, the Borrower shall not be required to indemnify any Lender or to pay any increased amounts to any Lender, in respect of any Taxes pursuant to this Section 4.1 or otherwise to the extent that any obligation to withhold or deduct amounts with respect to such Taxes existed (i) on the date such Lender (or its successor or assign) became a party to this Agreement or (ii) if a Lender after becoming a party to this Agreement changes the office to which payments are made, the date of such change. The foregoing sentence shall not in any manner limit the Borrower's obligations with respect to Other Taxes.

                  4.2      Illegality.

     (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. The affected Lender shall provide prompt notice to the Agent and the Borrower of the cessation of such circumstances.

     (b) If a Lender determines that it is unlawful to maintain any LIBOR Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Loans. If the Borrower is required to so prepay any LIBOR Loans, then, concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                  4.3      Increased Costs and Reduction of Return.

     (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (excluding any costs resulting from reserve requirements taken into account in the definition of LIBOR), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reduced returns incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reduced returns and of such Lender's intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reduced returns is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     4.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

     (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Loan;

     (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

     (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Loans on a day that is not the last day of the relevant Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of profit or Applicable Margin. The Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

                  4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

                  4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, the Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

                  4.7 Survival. The agreements and obligations of the Borrower in this Article 4 shall survive the payment of all other Obligations and the termination of this Agreement.

                  4.8 Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 4.3 in an aggregate amount in excess of $100,000, (b) any Lender delivers a notice described in Section 4.2, or (c) the Borrower is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 4.1 in an aggregate amount in excess of $100,000, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 11.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.2), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) no Event of Default shall have occurred and be continuing, (iii) the Borrower or such assignee shall have paid to the Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 4.1, 4.2 and 4.3), (iv) such assignment is consummated within ninety (90) days after the date on which the Borrower's right under this Section arises, and (v) such assignee is reasonably acceptable to the Agent; provided further that if prior to any such assignment the circumstances or event that resulted in such Lender's request or notice under Section 4.2 or 4.3 or demand for additional amounts under Section 4.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 4.1, 4.2 or 4.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder.

                                    ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

                  5.1 Books and Records. The Obligors shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Obligors shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Obligors shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; and (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory.

                  5.2 Financial Information. The Obligors shall promptly furnish to the Agent and each Lender all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Obligors will furnish to the Agent and each Lender, in such detail as the Agent or the Lenders shall request, the following:

     (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, statements of operations, statements of cash flow and changes in shareholders' equity for the Obligors and their consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Obligors and their consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Obligors and reasonably satisfactory to the Agent. The Obligors hereby authorize the Agent to communicate directly with their certified public accountants and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to any Obligor and to discuss directly with the Agent the finances and affairs of any Obligor. The Obligors shall be entitled to have a representative present during all such communications.

     (b) As soon as available, but in any event not later than thirty (30) days after the end of each month (other than any month ending as of the end of a fiscal quarter or year), consolidated unaudited balance sheets of the Obligors and their consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of operations and statements of cash flow for the Obligors and their consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Obligors and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Obligors' budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower shall certify by a certificate signed by a Designated Financial Officer that all such statements have been prepared in accordance with GAAP and present fairly the Obligors' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

     (c) As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, consolidated and consolidating unaudited balance sheets of the Borrower, the Guarantors and their respective consolidated Subsidiaries as at the end of such fiscal quarter, and consolidated and consolidating unaudited statements of operations and statements of cash flow for the Borrower, the Guarantors and their consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower, the Guarantors and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrower's budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower shall certify by a certificate signed by a Designated Financial Officer that all such statements have been prepared in accordance with GAAP and present fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

     (d) With each of the audited  Financial  Statements  delivered  pursuant to
Section 5.2(a), a certificate (which certificate may be eliminated, narrowed in scope or qualified to the extent required by generally applicable accounting rules and guidelines) of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

     (e) With each of the Financial Statements delivered pursuant to Sections 5.2(a) and (c), a certificate of a Designated Financial Officer of the Borrower setting forth in reasonable detail the calculations required to establish that the Obligors were in compliance with the covenants set forth in Sections 7.22 and 7.23 during the period covered in such Financial Statements and as at the end thereof. With each of the Financial Statements delivered pursuant to Sections 5.2(b) and (c), a certificate of a Designated Financial Officer of the Borrower containing an update of any changes in the landlord with respect to leased Real Estate (or the amount of rent payable with respect to leased Real Estate or delinquencies in the payment of rent with respect to leased Real Estate) or the bank accounts listed on Schedule 6.27, and stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) each Obligor is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents (including, without limitation, a certification that: no Obligor has changed its legal name or jurisdiction of organization; changed the names under which it sells Inventory or creates Accounts; entered into any merger or acquisition; caused any Collateral to be located in a location not previously disclosed to the Agent in writing; formed any Subsidiary; or acquired any new material Proprietary Rights or made a filing of an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency),
(iii) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, and (iv) explaining, in form consistent with the Borrower's past practices or otherwise acceptable to the Agent, the material variances of the figures in the corresponding budgets and prior Fiscal Year financial statements (unless such variances are explained in filings with the Securities and Exchange Commission under the Exchange Act). If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Obligors have taken or propose to take with respect thereto.

     (f) No sooner than sixty (60) days and not less than five (5) days prior to the beginning of each Fiscal Year, commencing with the fiscal year ending March 29, 2002, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of operations and statements of cash flow) for the Obligors and their Subsidiaries as at the end of and for each month of such Fiscal Year.

     (g) If requested by the Agent, promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Obligor (other than any annual report or other filing that is the subject of Section 5.3(l)).

     (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Obligor or any Subsidiary with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Obligor or any Subsidiary to or from the holders of any equity interests of any Obligor (other than routine non-material correspondence sent by shareholders of any Obligor to such Obligor) or any such Subsidiary or of any Debt of any Obligor or any Subsidiary registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

     (i) As soon as available, but in any event not later than 15 days after any Obligor's receipt thereof, a copy of all management reports and management letters prepared for such Obligor by any independent certified public accountants of such Obligor.

     (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Obligor makes available to its shareholders.

     (k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by any Obligor or by any Subsidiary.

     (l) As soon as available, but in any event within three Business Days after the end of each week, a Borrowing Base Certificate as of the last day of such week, together with all supporting information with respect thereto in accordance with Section 9 of the Security Agreement.

     (m) Together with the quarterly  financial  statements  described in clause
(c) above, a certificate from a Designated Financial Officer as to the amount of Indebtedness available to be incurred by the Borrower during the following fiscal quarter pursuant to Section 4.12(a) of the Indenture, such certificate to contain a detailed calculation of the relevant financial covenant and existing Indebtedness.

     (n) Immediately upon the incurrence of any Indebtedness (other than Revolving Loans and Letter of Credit Obligations) pursuant to Section 4.12(b)(xix) of the Indenture, a certificate of a Designated Financial Officer describing the Indebtedness incurred (including the amount thereof) and the then effective Unreserved Amount.

     (o) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Obligor or any Subsidiary; provided, however, that the Obligors shall not be obligated to provide any information under this clause (o) that would vitiate the attorney-client privilege, but in such event the Obligors will make available to the Agent, promptly following the Agent's request, copies of all pleadings relating to the subject litigation.

     5.3 Notices to the Lenders. The Obligors shall notify the Agent and the Lenders in writing of the following matters at the following times:

     (a) Immediately after becoming aware of any Default or Event of Default;

     (b) Immediately after becoming aware of the assertion by the holder of any Debt of any Obligor in a face amount in excess of $1,000,000 that a default exists with respect thereto or that such Obligor is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

     (c) Promptly after becoming aware of any event or circumstance generally affecting the Obligors' industry which could reasonably be expected to have a Materially Adverse Effect, and immediately after becoming aware of any other event or circumstance which could reasonably be expected to have a Material Adverse Effect (other than changes in general economic circumstances);

     (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person against an Obligor, or any pending or threatened investigation by a Governmental Authority involving an Obligor, which could reasonably be expected to have a Material Adverse Effect;

     (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Obligor in a manner which could reasonably be expected to have a Material Adverse Effect;

     (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Obligor which could reasonably be expected to have a Material Adverse Effect;

     (g) Immediately after receipt of any written notice of any violation by any Obligor or any Subsidiary of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Obligor or any Subsidiary is not in compliance with any Environmental Law or is investigating any Obligor's or any Subsidiary's compliance therewith and such noncompliance could reasonably be expected to have a Material Adverse Effect;

     (h) Immediately after receipt of any written notice that any Obligor or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Obligor or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

     (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Obligor or any Subsidiary;

     (j) Any change in any Obligor's name, state of organization, locations of Collateral, or form of organization, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

     (k) Within ten (10) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

     (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Obligor or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by any Obligor or any ERISA Affiliate, and (iv) a copy of each favorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code;

     (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Obligor or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

     (n) Within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Obligor's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Obligor or any ERISA Affiliate was not previously contributing; or
(ii) any failure by any Obligor or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

     (o) Within three (3) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur:
(i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under
Section 4042 of ERISA to terminate a Multi-employer Plan.

                  Each notice given under this Section 5.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the applicable Obligor, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                    ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

                  Each Obligor warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

                  6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Obligor has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Obligor has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Obligor and constitute the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with their respective terms. Each Obligor's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (b) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Obligor or any of its Subsidiaries.

                  6.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d) and (e) of the definition of Permitted Liens and as otherwise provided in the Security Agreement, securing all of the Obligations, and enforceable against each Obligor and all third parties.

                  6.3 Organization and Qualification. Each Obligor (a) is duly organized or incorporated and validly existing and in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 (which are the only jurisdictions on the Closing Date in which such qualification is necessary in order for it to own or lease its property and conduct its business, other than those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect), and
(c) has all requisite power and authority to conduct its business and to own its property.

                  6.4 Corporate Name; Prior Transactions. Except as set forth on
Schedule 6.4, no Obligor has, during the five (5) years prior to the Closing Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

                  6.5 Subsidiaries and Affiliates. Schedule 6.5 sets forth a correct and complete list as of the Closing Date of the name and relationship to the Borrower of each and all of the Borrower's and each Guarantor's Subsidiaries and other Affiliates. Each Subsidiary (a) is duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, (b) is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property.

                  6.6      Financial Statements and Projections.

     (a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Obligors and their consolidated Subsidiaries as of March 31, 2000, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Arthur Andersen LLP. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of operations and cash flows for the Obligors and their consolidated Subsidiaries as of March 30, 2001. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Obligors and their consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

     (b) The Latest Projections when submitted to the Lenders as required herein represent the Obligors' best estimate of the future financial performance of the Obligors and their consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Obligors believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders, it being understood that actual results may differ from projections.

                  6.7 Capitalization. Schedule 6.7 sets forth, as of the Closing Date, the number of authorized shares of capital stock or similar equity interests of each Obligor, the number of such shares or other interests that are outstanding, and the names of the record and beneficial owners of (a) each owner of more than 5% of the capital stock of the Borrower, and (b) all such shares of the Guarantors. All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable.

                  6.8 Solvency. Each Obligor is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date, the issuance of the Letters of Credit to be issued on the Closing Date, and the guaranty obligations incurred on the Closing Date.

                  6.9 Debt. After giving effect to the making of the Loans to be made on the Closing Date, the Obligors and their Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9, and (c) other Permitted Debt.

                  6.10 Distributions. Since March 31, 2000, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of (a) the Borrower, except of the type permitted under Section 7.10(a)(ii), and (b) any other Obligor, except of the type permitted under
Section 7.10(a)(i).

                  6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any Obligor or any Subsidiary, all leases and subleases of real or personal property held by any Obligor as lessee or sublessee (other than leases of personal property as to which an Obligor is lessee or sublessee for which the value of such personal property in the aggregate is less than $1,000,000), and all leases and subleases of real or personal property held by any Obligor as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Obligors' knowledge, no default by any party to any such lease or sublease exists, except in each case where the failure could not reasonably be expected to have a Material Adverse Effect. The applicable Obligor has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Obligor, or valid leasehold interests in all material Real Estate designated therein as "leased" by such Obligor, and each Obligor has good, indefeasible, and merchantable title to all of its other property reflected on the March 31, 2000 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

                  6.12     Proprietary Rights.

                    Schedule 6.12 sets forth, as of the Closing Date, a correct and complete list of all of each Obligor's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12 or as could not reasonably be expected to have a Material Adverse Effect. To the best of the Obligors' knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights, except, in each case, where such infringement or conflict could not reasonably be expected to have a Material Adverse Effect. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated (as of the Closing Date) future conduct of the Obligors' business.

                  6.13 Trade Names. All trade names or styles under which any Obligor or any Subsidiary sells Inventory or creates Accounts, as of the Closing Date, or to which instruments in payment of Accounts may be made payable, as of the Closing Date, are listed on Schedule 6.13.

                  6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or, to the best of any Obligor's knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or, to the best of any Obligor's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

                  6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Obligor or any Subsidiary, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Obligor or any Subsidiary or for any similar purpose, and (d) there is no pending or (to the best of any Obligor's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting adversely any Obligor or any Subsidiary or their employees.

     6.16 Environmental Laws. Except as set forth on Schedule 6.16 or as could not reasonably be expected to have a Material Adverse Effect:

     (a) The Obligors and their Subsidiaries have complied in all material respects with all Environmental Laws and neither any Obligor nor any Subsidiary nor any of their presently owned real property or presently conducted operations, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or any settlement agreement with any private Person respecting (i) compliance with any Environmental Law, or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

     (b) The Obligors and their Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Obligors and their Subsidiaries are in compliance with all material terms and conditions of such permits.

     (c) Neither any Obligor nor any Subsidiary, nor, to the best of any Obligor's knowledge, any of the predecessors in interest of any Obligor or any Subsidiary, has in violation of applicable law stored, treated or disposed of any hazardous waste.

     (d) Neither any Obligor nor any Subsidiary has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

     (e) To the best of any Obligor's knowledge, none of the present or past operations of any Obligor or any Subsidiary is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

     (f) There is not now, nor, to the best of any Obligor's knowledge, has there ever been, on or in the Real Estate:

               (i) any underground storage tanks or surface impoundments,

               (ii) any asbestos-containing material, or

               (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

     (g) Neither any Obligor nor any Subsidiary has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

     (h) Neither any Obligor nor any of its Subsidiary has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Obligor or any Subsidiary with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

     (i) None of the products manufactured, distributed or sold by any Obligor or any Subsidiary contain asbestos containing material.

     (j) No Environmental Lien has attached to any Real Estate.

                  6.17 No Violation of Law. Neither any Obligor nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

                  6.18 No Default. Neither any Obligor nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Obligor or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

                  6.19     ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each actively maintained Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS. Each terminating Plan, which is intended to qualify under Section 401(a) of the Code and which is currently maintained by the Obligors as a result of the stock purchase of its sponsoring corporation by the Obligors, has received or is scheduled to receive a favorable determination letter from the IRS. To the best knowledge of the Obligors, nothing has occurred which would cause the loss of qualification under
Section 401(a) of the Code with respect to any such actively maintained or terminating Plan. Each Obligor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of any Obligor, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or, to the best knowledge of any Obligor, could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA  Event has  occurred or is  reasonably  expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Obligor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  6.20 Taxes. Each Obligor and each Subsidiary has filed all federal and other tax returns and reports required to be filed and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon such Obligor or Subsidiary or its properties, income or assets otherwise due and payable, unless such unpaid taxes and assessments would constitute a Permitted Lien.

                  6.21 Regulated Entities. Neither any Obligor, any Person controlling any Obligor, nor any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness or enter into any Guaranty.

                  6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital purposes and general corporate purposes. Neither any Obligor nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                  6.23     [Intentionally Omitted].

                  6.24 No Material Adverse Change. No Material Adverse Effect has occurred since March 30, 2001. If a fact or circumstance disclosed in the Financial Statements referred to in Section 6.6(a) or one of the Schedules hereto, or an action, suit, proceeding or other matter disclosed in Schedule
6.14 or 6.16, should in the future have a Material Adverse Effect, such Material Adverse Effect shall constitute a change or event subject to this Section 6.24, notwithstanding any such disclosure.

                  6.25 Full Disclosure. None of the representations or warranties made by any Obligor or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Obligor or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Obligor to the Lenders prior to the Closing Date), when taken as a whole with all statements contained in all such materials delivered by the Obligors, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which any Obligor or any Subsidiaries is a party or is bound as of the date hereof.

                  6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by any Obligor with any bank or other financial institution and a brief description of the purpose of each such bank account.

                  6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document, except for filings necessary to perfect the Agent's Liens and routine filings by the Borrower under the Exchange Act to comply with reporting obligations thereunder.

     6.29 Indenture; Designated Senior Indebtedness. On the Closing Date the Borrower has delivered to the Agent a true and correct copy of the Indenture as in effect on the Closing Date. All of the Obligations constitute "Designated Senior Indebtedness" under the Indenture.

                                    ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  Each Obligor covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

                  7.1 Taxes and Other Obligations. Each Obligor shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and
(c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons; provided, however, so long as such Obligor has notified the Agent in writing, neither such Obligor nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Obligor or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

                  7.2 Legal Existence and Good Standing. Each Obligor shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

                  7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Obligor shall comply, and shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Obligor shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

                  7.4      Maintenance of Property; Inspection of Property.

     (a) Each Obligor shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

     (b) Each Obligor shall permit representatives and independent contractors of the Agent (at the expense of the Obligors) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Obligor; provided, however, (i) if no Event of Default exists, the Obligors shall not be responsible for the expense of more than four (4) such inspections and audits per year, (ii) when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice, and (iii) the Borrower shall be entitled to have a representative present at all such inspections, visits and discussions.

                  7.5      Insurance.

     (a) Each Obligor shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types and in such amounts (with the amount of any such insurance on Inventory to be reasonably satisfactory to the Agent) as is customary for Persons engaged in the same or similar business, under policies reasonably acceptable to the Agent. Each
Obligor shall also maintain flood insurance (through its umbrella policy or otherwise) for its Inventory and Equipment which is, at any time, located in an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area, provided that no such flood insurance shall be required for locations designated as Flood Zone A5 by the Federal Emergency Management Agency.

     (b) Each Obligor shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of such Obligor or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the applicable Obligor when due, and certificates of insurance and photocopies of the policies shall be delivered to the Agent. If any Obligor fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans upon three Business Days' notice to the Borrower (no such notice to be necessary in the case of the Borrower's failure to pay premiums when due).

                  7.6 Insurance and Condemnation Proceeds. The Obligors shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, with a value in excess of $100,000. So long as no Event of Default shall have occurred and be continuing, the Obligors may collect all insurance and condemnation proceeds and deal with the applicable insurers in good faith, provided that all proceeds thereof shall be applied to the Obligations in accordance with Section 3.7. During the occurrence and continuance of an Event of Default, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to the Obligations in accordance with Section 3.7.

                  7.7      Environmental Laws.
                           ------------------

     (a) Each Obligor shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Obligor shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and shall regularly report to the Agent on such response.

     (b) Without limiting the generality of the foregoing, each Obligor shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue as to which notification was given (or required to be given) pursuant to Section 5.3. In connection with the foregoing, the Agent or any Lender may request copies of technical reports prepared by any Obligor and its communications with any Governmental Authority to determine whether such Obligor or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. In connection with any alleged noncompliance or environmental liability which may result in liability in excess of $250,000, each Obligor shall, at the Agent's or the Required Lenders' request and at no cost or expense to the Agent or any Lender, (i) retain an independent environmental engineer reasonably acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

     (c) If the Agent has reasonable cause to believe that, as a result of non-compliance with Environmental Laws, the Obligors may have liability in excess of $250,000, the Agent may exercise its rights under this Section 7.7(c). The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of any Obligor is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent's and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent or any Lender will result in a waiver of any default of any Obligor or impose any liability on the Agent or any Lender. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. No Obligor nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect any Obligor or any other party against, or to inform any Obligor or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Obligors or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent, provided, however, that the Agent shall give the Borrower reasonable advance written notice to the extent practicable of any disclosure to be made by the Agent to any third party, which notice shall include the basis for the conclusion that such disclosure is legally required. The Obligors understand and agree that the Agent makes no warranty or representation to any Obligor or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Obligors also understand that depending on the results of any site visit, observation or testing by the Agent and disclosed to any Obligor, the Obligors may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Obligors without advice or assistance from the Agent. In each instance, the Agent will give the Obligors reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with the Obligors' use of the Real Estate or any other property in exercising any rights provided hereunder. Notwithstanding anything to the contrary set forth herein, the Agent shall secure from its representatives customary indemnification, liability insurance and confidentiality protections.

                  7.8 Compliance with ERISA. Each Obligor shall, and shall cause each of its ERISA Affiliates, except where the failure to do so could not reasonably by expected to have a Material Adverse Effect, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code;
(d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  7.9 Mergers, Consolidations or Sales. Neither any Obligor nor any Subsidiary shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing (collectively, "Asset Dispositions"), except:

     (a) for sales of Inventory in the ordinary course of its business,

     (b) for sales or other dispositions of items of Equipment or other Fixed Assets in the ordinary course of business that are obsolete or no longer useable by the Obligors in their business with an orderly liquidation value not to exceed $2,500,000 in the aggregate in any Fiscal Year,

     (c) the issuance of equity securities (excluding equity securities which require mandatory redemption or repurchase by the Borrower except at a time when all Obligations have been repaid in full) by the Borrower,

     (d) sales of Cash Equivalents and investments described under clauses (d) through (j), (l), (n) and (s) of the definition of Restricted Investments, in each case for fair value,

     (e) Asset Dispositions resulting from casualties and condemnations,

     (f) Asset Dispositions among Obligors,

     (g) Asset Dispositions of Equipment or other Fixed Assets of an Obligor or Subsidiary which will be replaced or upgraded with Equipment or other Fixed Assets, provided that (i) such replaced or upgraded Equipment and Fixed Assets are acquired (or a firm order therefore is placed) within 180 days after such disposition, and (ii) the book value of all property disposed of pursuant to this clause (g) does not exceed $2,500,000 in the aggregate in any Fiscal Year,

     (h) if no Event of Default exists, mergers or consolidations of any Subsidiary into an Obligor where the Obligor is the surviving entity,

     (i) mergers or consolidations of any Subsidiary of the Borrower with any Person (other than an Obligor) in order to effectuate a Permitted Acquisition if
(i) such Subsidiary shall be the surviving entity, and (ii) the Obligors comply with the requirements set forth in the definition of Permitted Acquisition,

     (j)  if  no  Event  of  Default  exists,  dissolutions,   liquidations  and
winding-ups of any Subsidiary of the Borrower that is not an Obligor,

     (k) any asset or stock sale or other disposition not related to the core business of the Borrower conducted on the Closing Date so long as such assets were acquired by the Borrower or a Subsidiary pursuant to a Permitted Acquisition and the aggregate proceeds of all such sales and dispositions do not exceed $5,000,000 in any Fiscal Year,

     (l) sales of assets in connection with any sale and leaseback transaction permitted under Section 7.19,

     (m) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with a casualty or condemnation or a securitization transaction) of the Borrower or any of its Subsidiaries to any other Person so long as the consideration received consists of cash and the fair market value of all property disposed of pursuant to this clause (m) does not exceed $5,000,000 in the aggregate in any Fiscal Year,

     (n) the sale, transfer or other disposition of the capital stock or assets of the Foreign Subsidiaries of the Borrower existing as of the Closing Date, and

     (o) any other sale, lease, transfer, assignment or other disposition of assets, provided that (i) the consideration therefore is at least 75% cash or Cash Equivalents, (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Obligor or a securitization transaction, (iii) the aggregate net book value of all the assets sold or otherwise disposed of by the Obligors in all such transactions in reliance on this clause (o) shall not exceed $10,000,000 in any Fiscal Year, and (iv) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such transaction and, whether or not the Borrower is at the time of such transaction required to comply with the EBITDA covenant in Section 7.23, the Borrower shall have delivered to the Agent a certificate demonstrating that, upon giving effect on a pro forma basis to such transaction (such EBITDA test shall be measured as of the most recently ended fiscal month for the twelve fiscal month period then ended and shall be calculated as if such Asset Disposition had been consummated on the first day of such twelve fiscal month period), the Borrower will be in compliance with such covenant.

All proceeds of Asset Dispositions shall be applied to the Obligations in accordance with Section 3.7.

                  7.10 Distributions; Capital Change; Restricted Investments. Neither any Obligor nor any Subsidiary shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions to any Obligor by its Subsidiaries, and (ii) repurchases of equity securities and equity rights, from former or departing officers, directors and employees not to exceed $1,000,000 in the aggregate in any Fiscal Year, (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect, or (c) make any Restricted Investment.

     7.11 Transactions Affecting Collateral or Obligations. Neither any Obligor nor any Subsidiary shall enter into any transaction which would have a Material Adverse Effect.

                  7.12 Guaranties. Neither any Obligor nor any Subsidiary shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent and any Guaranty in respect of Debt otherwise permitted under Section 7.13 (except clauses (b) and (f) thereof).

                  7.13 Debt. Neither any Obligor nor any Subsidiary shall incur or maintain any Debt, other than, without duplication, the following (Debt permitted under this Section 7.13 is hereafter referred to as "Permitted Debt"):

                           (a)      the Obligations;

     (b) Debt described on Schedule 6.9;

     (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase or refinance the purchase of Equipment, provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt and other Equipment the financing of which was provided by the same vendor, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time;

     (d) Debt evidenced by the Senior  Subordinated  Notes;

     (e) Debt incurred to finance the Permitted Note Repurchase described in clause (c)(iii) of the definition of "Permitted Note Repurchase" set forth in Annex A hereto;

     (f) any Refinancing by an Obligor or any Subsidiary of Debt incurred in accordance with clause (b) above; provided that (i) the principal amount of such Refinanced Debt is not increased, (ii) the Liens, if any, securing such Refinanced Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, (iii) no Person that is not an obligor or guarantor of such Debt shall become an obligor or guarantor of such Refinanced Debt; and (iv) the terms of such refunding, renewal or extension are no less favorable to the Borrower, the Agent or the Lenders than the original Debt;

     (g) intercompany Debt among the Borrower and its Subsidiaries to the extent the Investment represented thereby is permitted under Section 7.10 and such Debt is subordinated to the repayment of the Obligations at least to the extent set forth in Section 13.5;

     (h) Debt incurred in connection with a Permitted Acquisition, to the extent permitted under the definition of Permitted Acquisition that consists of (i) Debt existing prior to the consummation of the Permitted Acquisition (and not incurred in contemplation thereof), and (ii) Debt incurred in favor of the seller in such Permitted Acquisition as a portion of the purchase price for such Permitted Acquisition; and

     (i) other Debt, that is not secured by any Lien, in an aggregate amount outstanding at any time not to exceed $5,000,000.

                  7.14 Prepayment. Neither any Obligor nor any Subsidiary shall voluntarily prepay any Debt, except (a) the Obligations in accordance with the terms of this Agreement, (b) the Senior Subordinated Notes in connection with the Permitted Note Repurchase, (c) in connection with Refinancings permitted under Section 7.13(f), and (d) intercompany Debt, provided no such intercompany Debt will be prepaid to any non-Obligor if an Event of Default exists.

                  7.15 Transactions with Affiliates. Except as set forth below, neither any Obligor nor any Subsidiary shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the following shall be permitted: (a) transactions with Affiliates expressly permitted hereunder with respect to Affiliates, (b) transactions set forth on Schedule 7.15, (c) compensation and indemnity arrangements with officers, directors and employees in the ordinary course of business, and (d) while no Event of Default has occurred and is continuing, the Obligors and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business on terms no less favorable to the Obligors and their Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate. The terms of all such transactions shall be made available to the Agent upon request.

                  7.16 Investment Banking and Finder's Fees. Neither any Obligor nor any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, other than under the Fee Letter. The Obligors shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Obligor is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

                  7.17 Business Conducted. The Obligors shall not, and shall not permit any Subsidiary to, engage, directly or indirectly, in any line of business other than the businesses in which the Obligors and their Subsidiaries are engaged on the Closing Date and businesses reasonably incidental or reasonably relating thereto.

                  7.18 Liens. Neither any Obligor nor any Subsidiary shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except (a) Permitted Liens, (b) Liens, if any, in effect as of the Closing Date described in Schedule 6.9 securing Debt described in Schedule 6.9, (c) Liens securing Capital Leases and purchase money Debt permitted under Section 7.13, and (d) Liens securing Debt permitted under
Section 7.13(h)(i), provided that such Liens do not cover or relate to any Inventory or Accounts or any assets other than the assets acquired pursuant to such Permitted Acquisition.

                  7.19 Sale and Leaseback Transactions. Neither any Obligor nor any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for such Obligor or such Subsidiary to lease or rent property that such Obligor or such Subsidiary has sold or will sell or otherwise transfer to such Person, other than sale and leaseback transactions resulting in proceeds to the Obligors in the aggregate not to exceed $1,000,000 during each Fiscal Year.

                  7.20 New Subsidiaries. Neither any Obligor nor any Subsidiary shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5, new United States Subsidiaries that become Obligors upon their creation pursuant to legal documentation acceptable to the Agent, and Subsidiaries formed or acquired in connection with Permitted Acquisitions.

                    7.21 Fiscal Year. The Obligors shall not change their Fiscal
               Year.

                  7.22 Capital Expenditures. Neither any Obligor nor any Subsidiary shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Obligors and their Subsidiaries on a consolidated basis would exceed $25,000,000 during any Fiscal Year; provided, however, that 75% of the unused portion of Capital Expenditures for any Fiscal Year shall carry over to the next succeeding Fiscal Year. For purposes of computation, (a) Capital Expenditures in any Fiscal Year shall be deemed applied first to amounts carried over from the prior Fiscal Year and then to those permitted under the current Fiscal Year without regard to amounts carried forward, and (b) amounts may only be carried over from one Fiscal Year to the next Fiscal Year.

                  7.23     EBITDA.

                  The Borrower and its consolidated Subsidiaries shall have EBITDA for each period set forth below ended on the last day of each fiscal quarter set forth below of not less than the amount set forth below opposite each such fiscal quarter:

  Period                                                    EBITDA

  One fiscal quarter ending on or about June 30,            $11,150,000
  2001

  Two fiscal quarters ending on or about September          $22,200,000
  30, 2001

  Three fiscal quarters ending on or about                  $35,900,000
  December 31, 2001

  Four fiscal quarters ending on or about March             $50,350,000
  31, 2002

  Four fiscal quarters ending on or about June 30,          $54,200,000
  2002

  Four fiscal quarters ending on or about                   $58,000,000
  September 30, 2002

  Each four fiscal quarter period ending thereafter         $60,000,000


; provided, however, the Borrower shall only be required to comply with this
Section 7.23 with respect to any fiscal quarter end if, at any time during such fiscal quarter then ended, Availability was less than $25,000,000.

                  7.24     Minimum Availability.

                  The Obligors shall maintain Availability of not less than $15,000,000 at all times.

                  7.25 Use of Proceeds. The proceeds of the Loans shall be used to refinance existing Debt on the Closing Date, to effect the Permitted Noted Repurchase, to finance ongoing working capital needs and for general corporate purposes. The Obligors shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance Debt of any Obligor or any other Person incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  7.26 Designated Senior Indebtedness. The Obligors shall cause all of the Obligations at all times to constitute Designated Senior Indebtedness. Without limiting the generality of the foregoing, the Borrower shall not: (a) incur any Debt under Section 4.12(b)(iii) of the Indenture other than Revolving Loans and Letters of Credit hereunder, (b) permit the Unreserved Amount to exceed $10,000,000 at any time, (c) incur any Borrowing of a Permanent Working Capital Loan unless such Loan constitutes Senior Indebtedness under
Section 4.12(a) of the Indenture, or (d) incur any Borrowing of a Revolving Loan unless such Loan constitutes Senior Indebtedness under Section 4.12(b) of the Indenture (and all Guaranties of such Loans pursuant to Article 13 hereof shall constitute Senior Indebtedness in accordance with Section 4.12(b)(xvi) and/or (xviii) of the Indenture). The Borrower shall not amend, modify or supplement the Indenture or any document executed or delivered in connection therewith without the prior written consent of the Agent.

                  7.27     [Intentionally Omitted].

                  7.28 Further Assurances. The Obligors shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request in good faith to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                    ARTICLE 8
                              CONDITIONS OF LENDING

                  8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans and the Initial Permanent Working Capital Loan on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

     (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Obligors shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Obligors before or on such Closing Date.

     (b) Upon making the Revolving Loans (including such Revolving Loans made to finance any amounts due under the Fee Letter or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement or any other Loan Document) and the Initial Permanent Working Capital Loan and with all obligations of the Obligors current, Availability shall be at least $30,000,000 and the Aggregate Revolver Outstandings will not exceed $42,543,750.

     (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

     (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

     (e) The Agent and the Lenders shall have received such opinions of counsel for the Obligors as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

     (f) [Intentionally Omitted].

     (g) The Agent shall have received:

     (i) proper financing statements in appropriate form for filing under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; and

     (ii) duly executed UCC-3 Termination Statements and such other instruments, or duly executed payoff letters obligating the secured parties thereunder to provide such UCC-3 Termination Statements and instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Obligors except Permitted Liens.

     (h) The Obligors shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced with reasonably requested supporting information.

     (i) The Agent shall have received evidence, in form, scope, and substance reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

     (j) The Agent shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Obligors and to make copies thereof, and to conduct a pre-closing audit (except as to Inventory) which shall include, without limitation, verification of Accounts and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

     (k) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

     (l) Without limiting the generality of the items described above, the Borrower, each Guarantor and each other Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent) the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent (or its counsel) to the Borrower (or its counsel) prior to the Closing Date.

     (m) The Agent and the Lenders shall have received a true, correct and complete copy of the Indenture and all documents, instruments and agreements executed and/or delivered in connection therewith, certified as such by a Responsible Officer. Additionally, the Agent and the Lenders shall have received evidence satisfactory to the Agent and the Lenders in their sole discretion that the Loans to be made on the Closing Date, together with the reimbursement obligations under any Letters of Credit to be issued on the Closing Date, constitute Designated Senior Indebtedness.

     (n) There shall not have occurred any change since April 19, 2001 which is materially adverse in the market for syndicated bank credit facilities, or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent and the Arranger in their sole discretion.

                  The acceptance by any Obligor of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Obligors to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the Closing Date, to such effect.

                  Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(x) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (y) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and
(z) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

                  8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial and all subsequent Revolving Loans, the Initial Permanent Working Capital Loan and all Subsequent Permanent Working Capital Loans, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

     (a) The following statements shall be true, and the acceptance by the Borrower or any other Obligor of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii), (iii) and (iv) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

     (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

     (ii) No Default or Event of Default has occurred and is continuing;

     (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect; and

     (iv) each of the Obligors is Solvent (taking into account contribution rights).

     (b) No such extension of credit shall cause:

     (i) the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount;

     (ii) the Aggregate Permanent Working Capital Loan Outstandings to exceed the Permanent Working Capital Loan Facility; or

     (iii) the sum of the  Aggregate  Revolver  Outstandings  and the  Aggregate
Permanent Working Capital Loan Outstandings to exceed the Maximum Permitted Amount;

     (c) In the case of Permanent Working Capital Loans, such Loans shall constitute Senior Indebtedness in accordance with Section 4.12(a) of the Indenture and the Agent shall have received such evidence thereof as the Agent may reasonably request in its discretion (it being understood that the Agent shall have no obligation to request any such evidence); and

     (d) In the case of Revolving Loans and Letters of Credit, such Loans and Letters of Credit shall constitute Senior Indebtedness in accordance with
Section 4.12(b)(iii) and/or (xix) of the Indenture (and all Guaranties of such Loans and Letters of Credit pursuant to Article 13 hereof shall constitute Senior Indebtedness in accordance with Section 4.12(b)(xvi) and/or (xviii) of the Indenture), and, in the case of Revolving Loans and Letters of Credit in outstanding amount in excess of the $30,000,000 permitted under Section 4.12(b)(iii) of the Indenture, the Agent shall have received such evidence that such Loans and Letters of Credit constitute Senior Indebtedness in accordance with Section 4.12(b)(xix) of the Indenture as the Agent may reasonably request in its discretion (it being understood that the Agent shall have no obligation to request any such evidence);

provided, however, that the foregoing conditions precedent described in clauses
(a), (b), (c) and (d) above are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

                                    ARTICLE 9
                                DEFAULT; REMEDIES

     9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

     (a) any failure by any Obligor to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise; provided, that, if the Agent fails to charge the Borrower's Loan Account for any interest payment or other Obligation (other than principal) for which the Borrower does not receive prior demand or notice of the amount and due date thereof at a time when the Borrower has sufficient Availability to pay such amount in full (taking into account the provisions of Section 7.24 and all other amounts charged to the Loan Account on such date), then the non-payment of such interest or other Obligation shall not constitute an Event of Default under this clause (a) unless and until the Borrower has received notice of the amount due and the Borrower fails to pay such amount within two Business Days thereafter;

     (b) any representation or warranty made or deemed made by any Obligor or any Subsidiary in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Obligor or any Subsidiary at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

     (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(l), (m) or (n), 7.2, 7.5,
7.9 through 7.28 of this Agreement, or Section 9 or 11 of the Security Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than Section 5.2(l), (m) or (n)) or 5.3 and such default shall continue for five (5) Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, and such default shall continue for thirty (30) days or more;

     (d) any default shall occur with respect to any Debt (other than the Obligations, but including the Senior Subordinated Notes) of any Obligor or any Subsidiary in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Obligor or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

     (e) any Obligor or any of Subsidiaries (other than a Foreign Subsidiary) shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

     (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Obligor or any Subsidiary (other than a Foreign Subsidiary) or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

     (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Obligor or any Subsidiary (other than a Foreign Subsidiary) or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Obligor or any of its Subsidiary (other than a Foreign Subsidiary);

     (h) any Obligor or any Subsidiary (other than a Foreign Subsidiary) shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except as permitted under
Section 7.9(j);

     (i) all or any material part of the property of the Obligors, taken as a whole, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any such Obligor shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

     (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Borrower or any other Obligor;

     (k) one or more judgments, orders, decrees or arbitration awards is entered against any Obligor or any Subsidiary involving in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more (to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage and has the ability to perform), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

     (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Obligor or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

     (m) there is filed against any Obligor or any Subsidiary any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and
(ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

     (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien of the Agent with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

     (o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Obligor or any Subsidiary under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) any Obligor or any Subsidiary or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $5,000,000; or

     (p) there occurs a Change of Control; or

     (q) there occurs an event that will have a material adverse effect on the ability of the Obligors to pay the Obligations in full in a timely manner.

     9.2 Remedies.

     (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Loans; and
(iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement;
(B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Obligors to cash collateralize, or provide Supporting Letters of Credit for, all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

     (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have, for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC (except any consent of an Obligor under Section 9-620 of the UCC (as in effect after July 1, 2001) must be in writing and may not be deemed given by failure to respond to any notice given by any secured party thereunder); (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Obligor's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Obligors shall, upon the Agent's demand, at the Obligors' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale, and (iv) the Agent may immediately liquidate and apply Cash Collateral to the Obligations. Without in any way requiring notice (unless the UCC expressly requires a longer notice period) to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Obligor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the address for notices to the Obligors specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligor agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Obligor's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Obligor's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrower and the Obligors shall remain liable for any deficiency. Nothing herein waives any rights of the Borrower or any Obligor which cannot be waived under the UCC.

     (c) If an Event of Default occurs, each Obligor hereby waives, to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 10
                              TERM AND TERMINATION

                  10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11
          AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

                  11.1     Amendments and Waivers.

     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Obligors and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders affected thereby and the Obligors and acknowledged by the Agent, do any of the following:

     (i) increase or extend the Commitment of any Lender;

     (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (iii) reduce the principal of, or the rate or amount of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

     (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

     (v) increase any of the percentages set forth in the definition of the Borrowing Base;

     (vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

     (vii) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

     (viii) change the definition of "Required Lenders"; or

     (ix) increase the Revolving Loan Facility or the Total Facility (except in each case as expressly contemplated by the definitions thereof), the Maximum Revolver Amount, the Maximum Permitted Amount, the Maximum Inventory Loan Amount, the Permanent Working Capital Loan Facility (other than in connection with the Permanent Working Capital Loan Facility Increase) or the Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith, and provided further, that without the written consent of the Arranger, no amendment or waiver shall be made to Section 12.20 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of the Arranger.

     (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

     (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a "Non-Consenting Lender"), then, so long as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

     (d) Each of the Lenders, the Borrower and the Agent acknowledge and agree that, notwithstanding anything to the contrary set forth in this Agreement, (i) no amendment of this Agreement shall be necessary in order to effectuate the increases of the Permanent Working Capital Loan Facility and Total Facility as set forth in the definitions thereof, and (ii) such increases shall be effectuated through one or more Assignments and Acceptances as contemplated by the definitions of Permanent Working Capital Loan Facility and Total Facility.

                  11.2     Assignments; Participations.

     (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), and, if no Default or Event of Default exists, with the written consent of the Borrower (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender capable, in the good faith judgment of such Lender, of performing its obligations hereunder) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Obligors and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Obligors and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Obligors and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance"), and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Any assignment in violation of this Section 11.2 shall be null and void.

     (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance (including the consent of the Borrower, if required) and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Obligors and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a)(i), (ii) and (iii), and all amounts payable by the Obligors hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Any Participant exercising such right of set-off shall give prompt written notice thereof to the Borrower after such set-off.

     (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                                    THE AGENT

                  12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article
12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions contained herein, except with respect to the provisions of Sections 12.9, 12.10 and 12.11 to the extent such Sections provide rights or benefits to the Obligors. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base,
(b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

                  12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

                  12.3 Liability of the Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of the any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any Subsidiary or Affiliate of any Obligor.

                  12.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Obligors), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default arising out of the Borrower's failure to pay principal, interest or fees hereunder in a timely manner), unless the Agent shall have received written notice from a Lender or an Obligor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                  12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Obligors and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Obligors. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

                  12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this Section 12.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

                  12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Obligors and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that the Bank or its Affiliates may receive information regarding any Obligor, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of such Obligor or such Subsidiary), and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

                  12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  12.10    Withholding Tax.

                    (a) If any Lender is a "foreign corporation,  partnership or trust" within the meaning of the Code and such Lender is eligible to claim exemption from, or a reduction of, the U.S. withholding tax imposed by Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                                    (i) if such Lender is eligible to claim an
                  exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (ii) if such Lender is eligible to claim
                  that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                                    (iii) such other form or forms as may be
                  required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

     (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

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

     (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax and the Borrower shall be under no obligation under Section 4.1(a), Section 4.1(c)(i) or otherwise to increase the amount of any payment to such Lender or to indemnify such Lender in respect of the withholding taxes to the extent that such withholding taxes would have been avoided had such Lender supplied such documentation.

     (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                  12.11    Collateral Matters.

     (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and Letter of Credit Obligations, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) constituting Cash Collateral released pursuant to Section 1.3(f). Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on any Subsidiary being sold (whether through a stock or asset sale), and on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year, with the prior written authorization of the Required Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

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

     (b) Upon  receipt by the Agent of any  authorization  required  pursuant to
Section 12.11(a) from the Lenders of the Agent's authority to release the Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral (including amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being released in its entirety from its obligations, if any, under the Loan Documents); provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligor in respect of) all interests retained by the applicable Obligor, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

               12.12 Restrictions on Actions by Lenders; Sharing of Payments.

     (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

     (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

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

                  12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

                  12.14 Payments by the Agent to the Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Permanent Working Capital Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  12.15    Settlement.

     (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Obligor) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

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

     (ii) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Atlanta, Georgia time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans, and the Agent, in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Atlanta, Georgia time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

     (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

     (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

     (v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans, including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

     (vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed the Maximum Revolver Amount on any Funding Date for a Revolving Loan or Non-Ratable Loan.

     (b)  Lenders'   Failure  to  Perform.   All  Revolving  Loans  (other  than
Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

     (c) Defaulting Lenders. Unless the Agent receives notice from the Required Lenders on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lenders will not make available to the Agent those Lenders' Pro Rata Shares of a requested Borrowing, (i) the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date, and (ii) each Lender shall be obligated to make its Pro Rata Share of such Borrowing available notwithstanding the existence of any Default or Event of Default or the non-satisfaction of any condition precedent in Article 8 (other than the conditions precedent set forth in Section 8.2(b), (c) and (d)). Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount and all Lenders shall be liable to the Agent for such amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the Borrower, on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If a Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising that particular Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lender's Pro Rata Share of any Borrowing.

     (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Obligor to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee, and (ii) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section 12.15(d) shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section 12.15(d) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Obligor of its duties and obligations hereunder.

     (e) Removal of Defaulting Lender. At the Borrower's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

                  12.16    Letters of Credit; Intra-Lender Issues.

     (a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

     (b) Participations in Letters of Credit.

     (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Obligors with respect thereto, and any security therefor or guaranty pertaining thereto).

     (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from any Obligor on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Obligor. Each such payment shall be made by the Agent on the next Settlement Date.

     (iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

     (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Obligor for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

     (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (2) the existence of any claim, setoff, defense or other right which any Obligor may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Obligor or any other Person and the beneficiary named in any Letter of Credit);

     (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

     (5) the occurrence of any Default or Event of Default; or

     (6) the failure of the Obligors to satisfy the applicable conditions precedent set forth in Article 8.

     (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Obligor received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     (d) Indemnification by Lenders. To the extent not reimbursed by the Obligors and without limiting the obligations of the Obligors hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Obligors to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Obligors. The agreement contained in this Section 12.16(d) shall survive payment in full of all other Obligations.

                  12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Permanent Working Capital Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

     12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

     (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

     (b) expressly agrees and  acknowledges  that neither the Bank nor the Agent
(i) makes any  representation  or warranty as to the accuracy of any Report,  or
(ii) shall be liable for any information contained in any Report;

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligor's books and records, as well as on representations of the Obligor's personnel;

     (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                  12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                  12.20 Arranger. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arranger under this Agreement, the Arranger does not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder.

                                   ARTICLE 13
                              Subsidiary guaranties

                  13.1 Subsidiary Guaranties. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees the full payment and performance by the Borrower of all of the Obligations, whether now existing or hereafter arising. Each Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or any other Obligation, it will forthwith pay the same, without notice or demand.

                  13.2 Obligations Absolute. Each Guarantor agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The Guarantors' obligations under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor. The Guarantors' obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made. The Guarantors' obligations under this Agreement may be deemed by the Agent to be an agreement of guaranty or surety.

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

                  13.3 Waiver of Suretyship Defenses. Each Guarantor agrees that the joint and several liability of the Guarantors provided for in Section 13.1 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which any other Obligor may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Obligors or with anyone else, each Guarantor hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Guarantor is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Guarantor hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral, including any rights any Guarantor may otherwise have under Official Code of Georgia Annotated
Section 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Guarantor is incorporated or in which any Guarantor conducts business.

                  13.4 Contribution and Indemnification. To the extent that any Guarantor shall repay any of the Obligations (an "Accommodation Payment"), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Obligors in an amount, for each of such other Obligors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Obligors' "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Obligors. As of any date of determination, the "Allocable Amount" of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (a) rendering such Guarantor "insolvent" within the meaning of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), or Section 18-2-22 of the Official Code of Georgia Annotated, (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 13.4 shall be subordinate in right of payment to the prior payment in full of the Obligations.

                  13.5 Subordination of Intercompany Debt. Each of the Obligors hereby agrees that (a) all Debt owing by any Obligor or any Subsidiary to any other Obligor or any Subsidiary shall be subject and subordinate in all respects to the Obligations, provided that, as long as no Event of Default exists, payments may be made on such Debt to the extent expressly permitted hereunder,
(b) it shall deliver, or cause to be delivered, to the Agent the original of each promissory note evidencing such Debt, properly endorsed over to the Agent, and (c) all such promissory notes shall contain a legend in the form set forth below:

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

                  THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS SUBJECT AND SUBORDINATE TO THE "OBLIGATIONS" AS DESCRIBED IN THAT CERTAIN CREDIT AGREEMENT, DATED AS OF MAY 24, 2001, AMONG PSS WORLD MEDICAL, INC., AS BORROWER, CERTAIN OF ITS SUBSIDIARIES, AS GUARANTORS, THE LENDERS FROM TIME TO TIME PARTY THERETO, AND BANK OF AMERICA, N.A., AS AGENT, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

                                   ARTICLE 14
                                  MISCELLANEOUS

                  14.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Obligor and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

                  14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                  14.3     Governing Law; Choice of Forum; Service of Process.

     (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT, THE ARRANGER AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT, THE ARRANGER AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT, THE ARRANGER AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     (c) EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH OBLIGOR AT ITS ADDRESS SET FORTH IN
SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                  14.4 WAIVER OF JURY TRIAL. EACH OBLIGOR, THE LENDERS, THE ARRANGER AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OBLIGOR, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  14.5 Survival of Representations and Warranties. All of the Obligors' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

                  14.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Obligors' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                  14.7 Fees and Expenses. The Borrower agrees to pay to the Agent and the Arranger, for their benefit, on demand, all reasonable costs and expenses that the Agent or the Arranger pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Obligor under the Loan Documents that such Obligor fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Obligors' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrower agrees to pay on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorneys' Costs), and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 3.6.

                  14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                           Bank of America, N.A.
                           600 Peachtree Street, 5th Floor
                           Atlanta, GA 30308
                           Attention: Business Credit-Account Executive
                           Telecopy No.: 404-607-6439


                           with copies to:


                           Troutman Sanders LLP
                           600 Peachtree Street, 52nd Floor
                           Atlanta, GA 30308
                           Attention: Michael Leveille
                           Telecopy No.: 404-885-3995

                  If to the Borrower:

                           PSS World Medical, Inc.
                           4345 Southpoint Boulevard
                           Jacksonville, FL  32216
                           Attention:  David Klarner
                           Telecopy No.: 904-332-3214
                           with copies to:


                           Willkie Farr & Gallagher
                           The Equitable Center
                           787 Seventh Avenue
                           New York, NY  10019
                           Attention:  Maurice Lefkort
                           Telecopy No.: 212-728-8111

                  If to a Lender:

                           To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Agent or any Lender may elect to give shall entitle any Obligor to any or further notice or demand in the same, similar or other circumstances.

                  14.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Obligor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

               14.11 Indemnity of the Agent and the Lenders by the Borrower.

     (a) The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 14.11 shall survive payment of all other Obligations and the termination of this Agreement.

     (b) The Borrower agrees to indemnify, defend and hold harmless the Agent, the Arranger and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance attributable to the Borrower or to real property owned or leased by the Borrower. This indemnity will apply whether the hazardous substance is on, under or about real property owned or leased by the Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any applicable Environmental Law including petroleum or natural gas. This indemnity will survive repayment of all other Obligations and the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower shall have no obligation hereunder with respect to any liability or loss resulting from the gross negligence or willful misconduct of any party indemnified hereunder or with respect to any hazardous substance placed or deposited on, under or about any real property by any party indemnified hereunder in violation of Environmental Laws.

     (c) The Borrower shall not be liable under this Agreement for any settlement made by any Indemnified Person without the Borrower's prior written consent (which consent shall not be unreasonably withheld), and the Borrower agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrower. The Borrower shall not settle any claim or action without the prior written consent of the applicable Indemnified Person, which consent shall not be unreasonably withheld.

                  14.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY OBLIGOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, THE ARRANGER, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGOR AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  14.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligors, the Agent, the Arranger and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof (except for the Fee Letter). No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Obligors and a duly authorized officer of each of the Agent and the requisite Lenders.

                  14.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, the Arranger, each Lender and each Obligor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  14.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                  14.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Obligor, any such notice being waived by the Obligors to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Obligor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY OBLIGOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

                  14.17    Confidentiality.

     (a) Each Obligor hereby consents that the Agent, the Arranger and each Lender may issue and disseminate to the public general information describing the credit accommodations entered into pursuant to this Agreement, including the names and addresses of the Obligors and a general description of the Obligors' business and may use each Obligor's name in advertising and other promotional material.

     (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Obligor and provided to the Agent or such Lender by or on behalf of any Obligor, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than an Obligor, provided that such source is not bound by a confidentiality agreement with any Obligor known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Obligor is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

                  14.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                             "BORROWER


                             PSS WORLD MEDICAL, INC.


                             By:
                             Name:
                             Title:



                             "GUARANTORS"

                             DIAGNOSTIC IMAGING, INC.
                             GULF SOUTH MEDICAL SUPPLY, INC.
                             THE GILBERT X-RAY COMPANY OF TEXAS
                             PSS HOLDING, INC.
                             PSS SERVICE, INC.
                             PHYSICIAN SALES & SERVICE, INC.
                             THRIFTYMED, INC.
                             WORLDMED, INC.
                             WORLDMED INTERNATIONAL, INC.
                             DI SERVICE GROUP, INC.
                             DXR IMAGING, INC.


                             By:
                             Name:
                             Title:   Vice President of each of the above-listed
                             Guarantors



                             PSS DELAWARE, INC.


                             By:
                             Name:
                             Title:

                             PHYSICIAN SALES & SERVICE
                             LIMITED PARTNERSHIP

                             By:      PSS World Medical, Inc.,
                                      its general partner


                             By:
                             Name:
                             Title:



                             "AGENT"


                             Bank of America, N.A., as the Agent


                             By:
                             Name:
                             Title:



                             "ARRANGER"


                             BanC of America SECURITIES LLC, as the Arranger


                             By:
                             Name:
                             Title:


Address:
                                            "LENDERS"
600 Peachtree Street, 5th Floor
Atlanta, GA 30308
Attn: Business Credit - Account Executive Bank of America, N.A., as a Lender Telecopy No: 404-607-6439

                                            By:
                                            Name:
                                            Title:

                          NOTARY JURAT FOR EXECUTION OF
                                 NOTES AND OTHER
                        WRITTEN OBLIGATIONS TO PAY MONEY
                              BY FLORIDA BORROWERS


         On this the _____ day of May, 2001, before me, the undersigned, a Notary Public in and for the State of Georgia, County of Cobb, _____________________________ personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the __________________________ of PSS World Medical, Inc., who executed the foregoing Credit Agreement on behalf of such corporation and acknowledged to me that such corporation executed the foregoing pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of Georgia, County of Fulton.




                  Notary Signature

My Commission Expires:



                [Affix Notarial Seal]

                          AFFIDAVIT REGARDING DELIVERY


     I,  ________________________________________,  hereby  certify  that I am a
________________________________  of Bank of  America,  N.A.,  as agent  for the
Lenders, and that the foregoing was delivered to me as a representative of Bank of America, N.A., as agent for the Lenders, in the State of Georgia, County of Fulton.



                                      Signature of Officer of Agent or Lender



         On this the ____ day of May, 2001, before me, the undersigned, a Notary Public in and for the State of Georgia, County of Cobb, ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be a _________________________ of Bank of America, N.A., a national banking association, as Agent for the Lenders, who executed the foregoing affidavit on behalf of such national banking association and acknowledged to me that such national banking association executed the foregoing pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of Georgia, County of Fulton.




                  Notary Signature

My Commission Expires:



                [Affix Notarial Seal]

                                     ANNEX A
                                       to
                                Credit Agreement

                                   Definitions

                  Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

                  "Accounts" means all of any Obligor's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by a Lender, any Affiliate of a Lender, or any other bank or financial institution, for the account of any Obligor pursuant to agreement or overdrafts.

                  "Adjusted Funded Debt" means, at any date of determination, Funded Debt less Cash Collateral. "Funded Debt" means (a) all principal of Debt under this Agreement, and, without duplication, (b) (i) Debt for money borrowed,
(ii) Debt, whether or not in any such case the same was for money borrowed, (A) represented by notes payable, and drafts accepted, that represent extensions of credit, (B) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), (ii) Debt that constitutes an obligation under a Capital Lease, and (iii) Debt that is such by virtue of clause (d) of the definition thereof, but only to the extent that the obligations guaranteed are obligations that would constitute Funded Debt.

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Obligors, the net income of the Obligors and their consolidated Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets;
(b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by an Obligor in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which an Obligor has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Obligor in the form of cash distributions; (e) earnings of any Person (other than an Obligor or another consolidated Subsidiary) to which assets of any Obligor shall have been sold, transferred or disposed of, or into which an Obligor shall have been merged, or which has been a party with any Obligor to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Obligor or from cancellation or forgiveness of Debt; and (g) gain (and non-cash loss) arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                                      -A1-

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

                  "Agent Advances" has the meaning specified in Section 1.2(i).

                  "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank and the Agent pursuant to this Agreement and the other Loan Documents.

                  "Agent-Related Persons" means the Agent, together with its Affiliates (including the Arranger), and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

                  "Aggregate Permanent Working Capital Loan Outstandings" means, at any date of determination, the aggregate unpaid principal balance of Permanent Working Capital Loans.

                  "Aggregate Revolver Outstandings" means, at any date of determination, the sum of (a) the aggregate unpaid principal balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

                  "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Applicable Margin" means

     (i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Loans), 0.25%; and

     (ii) with respect to LIBOR Loans, 2.25%.

                                      -A2-

                  The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the ratio of the Obligors' Adjusted Funded Debt to EBITDA (and based on Availability), commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Borrower's quarterly Financial Statements to Lenders for the fiscal quarter ending December 31, 2001. Adjustments in Applicable Margins shall be determined by reference to the following grids:

 ------------------------------------------ ---------------------------------
 If the Ratio of Adjusted Funded Debt to    Level of
 EBITDA is:                                 Applicable Margins:
 ------------------------------------------ ---------------------------------
 => 4.75 to 1.0                             Level I
 ------------------------------------------ ---------------------------------
 => 4.25 to 1.0 but < 4.75 to 1.0           Level II
 ------------------------------------------ ---------------------------------
 => 3.75 to 1.0 but < 4.25 to 1.0           Level III
 ------------------------------------------ ---------------------------------
 => 3.25 to 1.0 but < 3.75 to 1.0           Level IV
 ------------------------------------------ ---------------------------------
 => 2.75 to 1.0 but < 3.25 to 1.0           Level V
 ------------------------------------------ ---------------------------------
 < 2.75 to 1.0                              Level VI
 ------------------------------------------ ---------------------------------


---------------------------------- ---------------------------------------------------------------- ------------------
                                   Applicable Margins
---------------------------------- ---------------------------------------------------------------- ------------------
                                   Level I     Level II      Level III     Level IV     Level V     Level VI
---------------------------------- ----------- ------------- ------------- ------------ ----------- ------------------
Base Rate Loans                    1.00%       0.75%         0.50%         0.25%        0.25%       0.25%
---------------------------------- ----------- ------------- ------------- ------------ ----------- ------------------
LIBOR Loans                        3.50%       3.00%         2.50%         2.25%        2.00%       1.75%
---------------------------------- ----------- ------------- ------------- ------------ ----------- ------------------


; provided, however, that: (a) pricing Level V shall only apply if, in addition to meeting the applicable ratio of Adjusted Funded Debt to EBITDA as of the end of the applicable fiscal quarter, average Availability is at least $30,000,000 for the last 10 Business Days of such fiscal quarter; if average Availability for the last 10 Business Days of such fiscal quarter is less than $30,000,000, pricing Level IV shall apply; and (b) pricing Level VI shall only apply if, in addition to meeting the applicable ratio of Adjusted Funded Debt to EBITDA as of the end of the applicable fiscal quarter, average Availability is at least $40,000,000 for the last 10 Business Days of such fiscal quarter; if average Availability for the last 10 Business Days of such fiscal quarter is less than $40,000,000 but at least $30,000,000, pricing Level V shall apply, and if average Availability for the last 10 Business Days of such fiscal quarter is less than $30,000,000, pricing Level IV shall apply.

                  All adjustments in the Applicable Margins after the adjustments with respect to the fiscal quarter ending December 31, 2001 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Borrower shall deliver to the Agent and the Lenders a certificate, signed by a Designated Financial Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. In the event that, subsequent to the setting of the Applicable Margins based on the Borrower's unaudited Financial Statements as of the end of the last fiscal quarter of any Fiscal Year, the Borrower delivers its audited Financial Statements as of the end of such Fiscal Year and such audited Financial Statements call for a higher level set forth in the foregoing grid, such higher level shall apply retroactively to the date of the setting of the Applicable Margins based on such unaudited Financial Statements. Failure to timely deliver such Financial Statements shall, at the election of the Agent and in addition to any other remedy provided for in the Credit Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

                                      -A3-

                  "Arranger" means Banc of America Securities LLC.

                   "Assignee" has the meaning specified in Section 11.2(a).

                  "Assignment and Acceptance" has the meaning specified in
Section 11.2(a).

                  "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, including the reasonably allocated costs and expenses of internal legal services of the Agent.

                  "Availability" means, at any time (a) the Borrowing Base, minus (b) without duplication, Reserves, minus (c) the sum of (i) the Aggregate Revolver Outstandings, plus (ii) the Aggregate Permanent Working Capital Loan Outstandings.

     "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

                  "Bank Products" means any one or more of the following types of services or facilities extended to the Borrower or any other Obligor by any Lender, any affiliate of a Lender, or any other bank or financial institution:
(a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; and (d) Hedge Agreements.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

                  "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                                      -A4-

                  "Base Rate Loans" means, collectively, all Base Rate Revolving Loans and all Base Rate Permanent Working Capital Loans.

                  "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                  "Base Rate Permanent Working Capital Loan" means any portion of a Permanent Working Capital Loan during any period in which such portion bears interest based on the Base Rate.

                  "Blocked Account Agreement" means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Permanent Working Capital Loans made on the same day by the Lenders to the Borrower or, in the case of Revolving Loans, by the Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of a Letter of Credit hereunder.

                  "Borrowing Base" means, at any time, an amount equal to (a) the sum of (i) eighty percent (80%) of the Net Amount of Eligible Accounts; plus
(ii) the lesser of the Maximum Inventory Loan Amount and fifty percent (50%) of the value of Eligible Inventory (the value thereof determined in accordance with the definition of Eligible Inventory); minus (b) the sum of (i) during such time as Inventory is included in the Borrowing Base in accordance with the last sentence of this definition, a Reserve in the amount of three (3) months of rental, storage and other charges with respect to leased and warehouse premises at which Inventory is located from time to time for which a landlord or similar waiver acceptable to the Agent has not been obtained, as such Reserve may be modified by the Agent from time to time in its reasonable credit judgment, plus
(ii) the amount of such other Reserves from time to time established by the Agent in its reasonable credit judgment; plus (c) Cash Collateral. Notwithstanding anything to the contrary set forth in this definition of "Borrowing Base" or elsewhere in this Agreement, until such time as (A) the Agent has completed its initial field examinations and due diligence with respect to Inventory, the results of which field examinations and due diligence must be satisfactory to the Agent, and (B) the Agent is satisfied that the weekly Borrowing Base Certificates contain accurate information regarding Accounts balances and that the Borrower can produce consolidated detailed Accounts agings in both printed and electronic format, no amounts shall be included in or reserved from the Borrowing Base with respect to Inventory.

                  "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

                                      -A5-

                  "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease. Capital Expenditures do not include the purchase price payable under any Permitted Acquisition.

                  "Capital Lease" means any lease of property by any Obligor which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Obligor.

                  "Cash Collateral" means cash of the Borrower (or cash equivalents of the Borrower acceptable to the Agent in its discretion) in the possession or control of the Agent or an Affiliate of the Agent pursuant to
Section 1.3(f) and subject only to the Agent's Liens, which shall be perfected, first-priority Liens. In determining the amount of Cash Collateral, Cash Equivalents shall be valued at 95% of the principal amount thereof.

                  "Cash Equivalents" means:

                  (a) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within ninety days from the date of acquisition thereof;

     (b) acquisitions of certificates of deposit maturing within ninety days from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (i) any Lender, (ii) any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000, or (iii) any bank having one of the two highest ratings from both Moody's Investors Service, Inc. and Standard & Poor's Corporation;

                                      -A6-

                  (c) repurchase agreements with a bank or trust company (including any of the Lenders that are banks) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower or any other Obligor shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

                  (d) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses
(a) through (c).

                  "Change of Control" means the occurrence of any of the following: (a) a Person or "group" of Persons (within the meaning of Section 13(d) of the Exchange Act), shall acquire, beneficially or of record, 30% or more of the outstanding voting stock (stock entitled to vote for election of directors) of the Borrower; (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower, as the case may be, then in office; or (c) the Borrower shall cease to own 100% of the voting stock of any Guarantor or such ownership shall cease to vest in the Borrower voting control with respect to any Guarantor, except as a result of a transaction permitted under this Agreement.

                  "Chattel Paper" means all of any Obligor's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

                  "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means all of each Obligor's personal property, owned real property and all other assets of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations.

                                      -A7-

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule 1.1 attached to this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                  "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Loan.

                  "Copyright Security Agreement" means the Conditional Assignment and Copyright Security Agreement dated as of the date hereof, executed and delivered by the Obligors to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's Liens in the Obligors' present and future copyrights and related licenses and rights.

                  "Credit Support" has the meaning specified in Section 1.4(a).

                  "Debt" means, without duplication, all liabilities, obligations and indebtedness of any Obligor to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, in each case to the extent such liabilities, obligations and indebtedness consist of (a) indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, (b) Obligations; (c) obligations and liabilities of any Person secured by any Lien on any Obligor's property, even though such Obligor shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Obligor prepared in accordance with GAAP; (d) the principal amount of all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Obligor, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Obligor prepared in accordance with GAAP; (e) obligations and liabilities under Guaranties of Debt; and (f) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

                                      -A8-

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus
(b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points per annum.

                  "Defaulting Lender" has the meaning specified in Section 12.15(c).

                  "Designated Account" has the meaning specified in Section 1.2(c).

                  "Designated Financial Officer" means each of the chief financial officer, the treasurer and any other financial officer of the Borrower reasonably acceptable to the Agent.

                  "Designated Senior Indebtedness" has the meaning set forth in the Indenture.

                  "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of such corporation; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation other than through the issuance of capital stock of such corporation.

                  "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement and the other Loan Documents shall be made in Dollars.

                  "EBITDA" means, with respect to any fiscal period of the Obligors, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, federal, state, local and foreign income taxes, depreciation and amortization, plus, unless paid in cash during the applicable period, all restructuring charges of the Obligors for periods subsequent to the Closing Date.

                  "Eligible Accounts" means the Accounts arising from the sale of goods or rendition of services in the ordinary course of business which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Required Lenders in their sole discretion elect, include any Account:

                                      -A9-

                  (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

     (b)  with  respect  to  which  any  of  the  representations,   warranties,
covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

                  (c) which represents a progress billing (as hereinafter defined) or as to which the Obligor has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Obligor's completion of any further performance under the contract or agreement (and "progress billings" shall include deferred service revenue billings);

                  (d) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (e) owing by an Account Debtor for which fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Account Debtor are classified as ineligible under this definition;

                  (f) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America; or (ii) is not organized under the laws of the United States of America; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                                     -A10-

     (g) owed by an Account Debtor which is an Affiliate or employee of the Borrower;

                  (h) except as provided in clause (j) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (i) owed by an Account Debtor to which any Obligor or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (j) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

                  (k) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

     (l) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

     (m) which is evidenced by a promissory note or other instrument or by chattel paper;

                  (n) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

     (p) which arises out of a sale not made in the ordinary course of the Borrower's business, or to the extent such Account arises out of finance charges;

     (q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                                     -A11-

                  (r) owed by an Account Debtor which is obligated to the Obligors respecting Accounts the aggregate unpaid balance of which exceeds five percent (5%) (or, with the approval of the Agent, ten percent (10%)) of the aggregate unpaid balance of all Accounts owed to the Obligors at such time by all of the Obligors' Account Debtors, but only to the extent of such excess; or

     (s) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

                  If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                  With the consent of the Agent, the amount of Accounts included as ineligible under one or more categories above may be estimated as a fixed percentage of total Accounts or otherwise. The consent of the Agent may be evidenced by the use of a form of Borrowing Base Certificate specifying the estimated amounts or in such other manner as the Agent may designate. Such consent may be withdrawn by the Agent in its discretion by written notice to the Borrower.

                  "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender capable, in the good faith judgment of such Lender, of performing its obligations hereunder; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

                  "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Required Lenders in their sole discretion elect, include any Inventory:

                  (a)      that is not owned by an Obligor;

                  (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves, and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                  (c)      that does not consist of finished goods;

     (d) that consists of raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

                                     -A12-

                  (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

                  (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Obligors' business, or that is slow moving or stale;

                  (g) that is returned goods, unless such returned goods are in readily saleable condition and the Agent consents to their inclusion in the Borrowing Base, or that is obsolete or repossessed or used goods taken in trade;

     (h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

                  (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by an Obligor, if the warehouseman, bailee or lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

     (j) that constitutes pharmaceutical or other goods the sale of which is subject to or requires any license or permit from any Governmental Authority;

                  (k) that contains or bears any Proprietary Rights licensed to an Obligor by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and as to which the applicable Obligor has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

     (l) that is not reflected in the details of a current perpetual inventory report;

                  (m)      that is Inventory placed on consignment; or

                  (n) that is located in a Flood Zone A5, as designated by the Federal Emergency Management Agency, unless covered by flood insurance.

                  If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                                     -A13-

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health and safety matters.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Equipment" means all of any Obligor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor and all of such Obligor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Obligor within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Obligor or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate.

                  "Event of Default" has the meaning specified in Section 9.1.

                                     -A14-

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Fee Letter" means the fee letter dated as of the Closing Date between the Agent and the Borrower.

                  "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                  "Fiscal Year" means the Obligors' fiscal year for financial accounting purposes. The current Fiscal Year of the Obligors will end on March 30, 2001.

                    "Fixed  Assets"  means the Equipment and Real Estate of each
               Obligor.

                  "Foreign Subsidiaries" means any Subsidiary organized in a jurisdiction other than a state of the United States of America.

                  "Funding Date" means the date on which a Borrowing occurs.

                                     -A15-

                  "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date. Notwithstanding anything to the contrary set forth in the Agreement, all references to GAAP as they relate to monthly financial statements shall be deemed to refer to GAAP as described in the preceding sentence with the exception of those non-GAAP practices of the Borrower consistent with its historical practices immediately prior to the Closing Date. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly Financial Statements delivered pursuant to Section 5.2 (or, prior to the delivery of the first Financial Statements pursuant to Section 5.2, consistent with the Financial Statements as at March 30, 2001); provided, however, that if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such Financial Statements due to any change in GAAP or the rules promulgated with respect thereto after the Closing Date or (b) the Agent or the Required Lenders shall so object in writing within 90 days after delivery of such Financial Statements, then such calculations shall be made on a basis consistent with the most recent Financial Statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                  "General Intangibles" means all of each Obligor's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Obligor.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guarantor" means each Subsidiary of the Borrower party to this Agreement, including any such Subsidiary that becomes an Obligor after the Closing Date pursuant to Section 7.20.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                                     -A16-

                  "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Obligor's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Hedge Agreement Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion with respect to Hedge Agreements then provided or outstanding between an Obligor and a Lender or any Person that, at the time the Hedge Agreement was entered into, was an Affiliate of a Lender, which reserves will be established by the Agent from time to time following the Agent's receipt of notice from a Lender of the existence of one or more Hedge Agreements and the mark-to-market exposure of the Obligors thereunder.

                  "Indebtedness" means the Borrower's "Indebtedness", as such term is defined in the Indenture.

                  "Indenture" means the Borrower's October 7, 1997 Indenture with respect to its 8 1/2% Senior Subordinated Notes due 2007.

                   "Initial Permanent Working Capital Loan" means the Permanent Working Capital Loan made to the Borrower on the Closing Date pursuant to
Section 1.3(b).

                  "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by any Obligor.

                  "Interest Expense" means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Borrower and its consolidated Subsidiaries during such period on all Debt of the Borrower and its consolidated Subsidiaries during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases and including unused commitment fees, facility fees and similar fees or expenses in connection with the borrowing of money.

                  "Interest Period" means, as to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit B, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit C, provided that:

                                     -A17-

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (c) no  Interest  Period  shall  extend  beyond  the  Stated
               Termination Date.

                  "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

                  "Inventory" means all of each Obligor's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Obligor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

                  "Investment Property" means all of each Obligor's right title and interest in and to any and all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, or (e) commodity accounts, as each such term is defined in the UCC.

                  "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Obligors' financial condition, results of operations, and cash flows, for the period commencing on March 30, 2001 and ending on April 1, 2005 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

                  "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

                  "Letter of Credit" has the meaning specified in Section 1.4(a), and shall include letter of credit number 3036397 issued by Bank of America prior to the Closing Date in the face amount of $2,543,750.



                                     -A18-

                  "Letter of Credit Fee" has the meaning specified in Section
2.6.

                  "Letter of Credit Issuer" means the Bank or any affiliate of the Bank that issues any Letter of Credit pursuant to this Agreement.

                  "Letter of Credit Obligations" means, at any date of determination, the sum of (a) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and Credit Support, plus (b) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit and Credit Support.

                  "Letter of Credit Subfacility" means $15,000,000.

                  "LIBOR" means, for any Interest Period, with respect to LIBOR Loans, the rate of interest per annum determined pursuant to the following formula:
                  LIBOR  =               Offshore Base Rate
                            ---------------------------------------------------
                                 1.00 - Eurodollar Reserve Percentage
                  Where,

                           "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                           "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                                     -A19-

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR Loan, the Termination Date, the first day of each calendar month while such LIBOR Loan is outstanding and the last day of each Interest Period applicable to such Loan.

                  "LIBOR Loans" means, collectively, the LIBOR Revolving Loans and the LIBOR Permanent Working Capital Loans.

                  "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on LIBOR.

                  "LIBOR Permanent Working Capital Loan" means any portion of a Permanent Working Capital Loan during any period in which such portion bears interest based on LIBOR.

                  "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property; and (c) any contingent or other agreement to provide any of the foregoing, except any agreement conditioned on the termination of the Commitments and the payment in full of the Obligations.

     "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

                  "Loan Documents" means this Agreement, the Fee Letter, the Trademark Security Agreement, the Copyright Security Agreement, the Security Agreement, the Pledge Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement. Loan Documents do not include agreements, documents and instruments relating to Bank Products.

                  "Loans" means, collectively, all loans and advances provided for in Article 1.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Obligors, taken as a whole, or the Collateral, taken as a whole; (b) a material impairment of the ability of any Obligor to perform any material obligation under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

                                     -A20-

                  "Maximum Inventory Loan Amount" means $125,000,000.

                  "Maximum Permitted Amount" means, at any date of determination, the lesser of (a) the Borrowing Base, and (b) the Total Facility.

                  "Maximum Revolver Amount" means, at any date of determination, the lesser of (a) the Borrowing Base minus the Aggregate Permanent Working Capital Loan Outstandings, and (b) the Revolving Loan Facility.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Obligor or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

                  "Notice of Borrowing" has the meaning specified in Section 1.2(b).

                  "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Obligor to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Obligor hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Hedge Agreements with any Lender or any Person that, at the time the Hedge Agreement was entered into, was an Affiliate of a Lender.

                  "Obligor" means the Borrower or any Guarantor, and "Obligors" means the Borrower and the Guarantors, collectively.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                                     -A21-

                  "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or any Obligor, as the Agent may determine, on terms acceptable to the Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permanent Working Capital Loan" and "Permanent Working Capital Loans" have the meanings specified in Section 1.3(a).

                  "Permanent Working Capital Loan Facility" means, at any date of determination, the lesser of (a) the sum of (i) the Permanent Working Capital Loan Base Amount, plus (ii) the amount of the Permanent Working Capital Loan Facility Increase, if any, and (b) the sum of (i) the outstanding amount of Permanent Working Capital Loans made that constitute Senior Indebtedness incurred in accordance with Section 4.12(a) of the Indenture, plus (ii) the amount of additional Permanent Working Capital Loans that could be incurred as of such date as Senior Indebtedness in accordance with Section 4.12(a) of the Indenture. As used herein, the "Permanent Working Capital Loan Base Amount" means (i) until the Bank has syndicated $70,000,000 of its Commitments through one or more Assignments and Acceptances, $55,000,000, and (ii) thereafter, $55,000,000 plus the lesser of (A) the excess of the amount of the Bank's Commitments that have been syndicated through one or more Assignments and Acceptances over $70,000,000, and (B) $30,000,000. The Agent shall provide the Borrower and each other Lender prompt notice of any increase in the Permanent Working Capital Loan Facility pursuant to the preceding sentence.

                  "Permanent Working Capital Loan Facility Increase" means an amount, not to exceed $10,000,000, by which the Borrower may elect to increase clause (a) of the definition of "Permanent Working Capital Loan Facility" following the Closing Date in accordance with Section 1.3(e), it being understood that any such election shall automatically cause a decrease in the Revolving Loan Facility by an amount equal to any such increase in the Permanent Working Capital Loan Facility.

                                     -A22-

                  "Permitted Acquisition" means the acquisition by an Obligor of all or a substantial portion of the assets or equity interests of another Person (the "Target") so long as: (a) the purchase price for such acquisition does not exceed $5,000,000 individually or $15,000,000 in the aggregate for all such acquisitions (it being understood that purchase price shall include all cash paid at closing, all Debt described in Section 7.13(h), and all other purchase price consideration (other than good faith "earn out" consideration not intended as a substitute for cash consideration to circumvent the limitations contained in this definition) in connection with such acquisition), (b) no Default or Event of Default exists before or after giving effect to such acquisition, (c) after giving effect to the consummation of such acquisition (including any Loans made hereunder to finance such acquisition), Availability is greater than $25,000,000; provided, that no assets of the Target shall be included in the calculation of Availability for purposes of this clause (c), clause (d) below or otherwise until the Agent has completed a satisfactory field examination with respect to the Target and its assets; (d) after giving effect to the consummation of such Acquisition, the Borrower is in compliance with the minimum EBITDA test set forth in Section 7.23 on a pro forma basis; provided, that such EBITDA test shall be measured as of the most recently ended fiscal month for the twelve fiscal month period then ended and shall include the EBITDA of any Person acquired through such Acquisition as if such Acquisition had been consummated on the first day of such twelve fiscal month period; provided, further, that such EBITDA test will not apply if Availability, as calculated in accordance with clause (c) above, is greater than $40,000,000; (e) such acquisition does not involve a "hostile" takeover or tender offer; (f) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (c) and (d) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to such acquisition; (g) after giving effect to the consummation of such acquisition (including any Loans made hereunder to finance such acquisition) the Aggregate Revolver Outstandings shall not exceed the amount of the Revolving Loan Facility minus $10,000,000; and (h) if the Target will become a Subsidiary of the Borrower in connection with such acquisition, the Borrower and the Target shall cause the Target to become a Guarantor hereunder and grant to the Agent, for the benefit of the Agent and the Lenders, a perfected, first-priority Lien on substantially all of the assets of the Target, all pursuant to documentation in form and substance acceptable to the Agent in its discretion.

                  "Permitted Debt" has the meaning set forth in Section 7.13.

                  "Permitted Liens" means:

                  (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $500,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Obligors' books and records and a stay of enforcement of any such Lien is in effect;

                  (b)      the Agent's Liens;

                                     -A23-

                  (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                  (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that such Liens secure only amounts which are not yet due and payable (or, if due and payable, are unfiled and no other action has been taken to enforce the same) or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (e) Liens constituting encumbrances in the nature of leases, reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Obligor's business;

                  (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

     (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not yet due and payable in connection the importation of goods;

     (h) Liens securing Refinancings permitted under this Agreement limited to the property securing the Debt subject to the Refinancing;

                  (i) Liens consisting of limitations on dispositions of property arising under contracts for Asset Dispositions on the property subject to the Asset Disposition pending the closing of such Asset Disposition; and

                  (j) Liens in cash or Cash Equivalents in an aggregate amount at any time not to exceed $250,000 as security for the Obligors' obligations with respect to Bank Products.

                                     -A24-

                  "Permitted Note Repurchase" means the repurchase by the Borrower of the Senior Subordinated Notes for an aggregate purchase price not to exceed $20,000,000 so long as: (a) no Default or Event of Default exists before or after giving effect to such repurchase, (b) a Responsible Officer delivers to the Agent a certificate (i) demonstrating pro forma compliance with all financial and Availability covenants set forth in this Agreement as of the date of the consummation of such repurchase, provided, further, that such financial covenant will not apply if Availability is greater than $40,000,000, and (ii) stating that no Default or Event of Default exists before or after giving effect to such repurchase; (c) after giving effect to the consummation of such repurchase (including any Loans made hereunder to finance such repurchase) the Aggregate Revolver Outstandings shall not exceed the amount of the Revolving Loan Facility minus $10,000,000; and (d) such repurchase is financed via (i) an additional equity investment in the Borrower; (ii) cash on hand, (iii) one or more Loans hereunder, or (iv) Debt of the Borrower other than the Obligations, so long as (A) such Debt is not secured by any assets of any Obligor or any of their Affiliates, (B) such Debt does not exceed the aggregate repurchase price for the Senior Subordinated Notes that are repurchased, and (C) the Agent and the Lenders receive a true, correct and complete copy of all documentation (certified as such by a Responsible Officer) with respect to such Debt.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Obligor sponsors or maintains or to which any Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pledge Agreement" means each Pledge Agreement dated on or about the Closing Date pursuant to which an Obligor pledges to the Agent, for the benefit of itself and the Lenders, 100% of the capital stock or other equity interests of each Guarantor owned by such Obligor.

                  "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

                  "Proprietary Rights" means all of each Obligor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                                     -A25-

                  "Real Estate" means all of each Obligor's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Refinance" means, in respect of any security or Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Debt in exchange or replacement for, such security or Debt in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property other than in accordance with Environmental Laws.

                  "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 50%.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Hedge Agreement Reserves, (b) reserves for rent at leased locations and storage charges at warehouse locations (only when Inventory is included in the Borrowing Base, and only if the Agent has not received a landlord's or warehouseman's waiver or subordination in form and substance satisfactory to the Agent), (c) Inventory shrinkage reserves (only when Inventory is included in the Borrowing Base), and (d) dilution reserves.

                  "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, a Designated Financial Officer.

                                     -A26-

                  "Restricted Investment" means, as to each Obligor, any acquisition of property by such Obligor in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription (each an "Investment"), except the following:

     (a) acquisitions of Equipment to be used in the business of such Obligor so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;

     (b) acquisitions of Inventory, Real Estate and Proprietary Rights in the ordinary course of business of such Obligor;

     (c) acquisitions of assets (including assets received in connection with the settlement of Accounts with bankrupt or insolvent Account Debtors) acquired in the ordinary course of business of such Obligor, but in any event excluding acquisitions of all or a substantial portion of the assets or equity interests of another Person;

                  (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

     (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (i) any Lender, (ii) any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000, or (iii) any bank having one of the two highest ratings from both Moody's Investors Service, Inc. and Standard & Poor's Corporation;

     (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof;

                  (g) repurchase agreements with a bank or trust company (including any of the Lenders that are banks) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower or any other Obligor shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

                  (h) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof or which the holder has the right to require the issuer to repurchase at a price greater than or equal to the principal amount thereof within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Corporation and Moody's Investors Service, Inc.;

                                     -A27-

                  (i) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses
(d) through (h);

                  (j) other liquid Investments with a maturity within 60 days after the acquisition thereof so long as the aggregate outstanding amount of such liquid Investments (net of return of such Investments through repayment of principal, return of capital or sale) does not exceed $10,000,000 at any time;

                  (k)      Hedge Agreements;

     (l) investments in Cash Collateral and cash collateral for Letter of Credit Obligations, in each case deposited with the Agent as provided in this Agreement;

                  (m)      Permitted Acquisitions;

     (n) Investments existing as of the Closing Date and set forth on Schedule 1.2;

                  (o)      Investments by an Obligor in another Obligor;

                  (p) Investments by an Obligor in any existing Foreign Subsidiaries of the Borrower so long as the aggregate outstanding amount of such Investments (net of return of such Investments through repayment of principal, return of capital or sale) does not exceed $1,000,000 at any time;

                  (q) advances to officers, directors and employees (i) existing as of the Closing Date in an aggregate amount not to exceed $5,500,000, (ii) for moving, travel and other expenses incurred in the ordinary course of business consistent with the Borrower's past practices, and (iii) arising after the Closing Date for other purposes in an aggregate outstanding amount not to exceed $500,000;

     (r) Investments consisting of Guarantees otherwise permitted under Section 7.12; and

     (s) Investments consisting of consideration received in Asset Dispositions permitted under Section 7.9.

                                     -A28-

                  "Revolving Loan Facility" means, at any date of determination, the facility for Revolving Loans in the amount of (a) $65,000,000, minus (b) the Liquidity Reserve, minus (c) the amount of the Permanent Working Capital Loan Facility Increase, if any, minus (d) the Unreserved Amount at such time. As used herein, "Liquidity Reserve" means an amount equal to $10,000,000; provided, however, that (i) if the EBITDA of the Borrower and its consolidated Subsidiaries for the fiscal quarter ending on or about June 30, 2001 is equal to or greater than $5,000,000, then the Liquidity Reserve will equal $0 until the next Measurement Date, (ii) if the EBITDA of the Borrower and its consolidated Subsidiaries for the two fiscal quarters ending on or about September 30, 2001 is equal to or greater than $10,000,000, then the Liquidity Reserve will equal $0 until the next Measurement Date, (iii) if the EBITDA of the Borrower and its consolidated Subsidiaries for the three fiscal quarters ending on or about December 31, 2001 is equal to or greater than $15,000,000, then the Liquidity Reserve will equal $0 until the next Measurement Date, (iv) if the EBITDA of the Borrower and its consolidated Subsidiaries for any four consecutive fiscal quarters ending thereafter is equal to or greater than $20,000,000, then the Liquidity Reserve will equal $0 until the next Measurement Date, and (v) notwithstanding anything to the contrary herein, at such time that $45,000,000 of the Permanent Working Capital Loans have been borrowed by the Borrower in accordance with Section 1.3, the Liquidity Reserve will thereafter permanently be reduced to $0. Each determination of the Liquidity Reserve shall be made by the Agent after its receipt and review (such review to be made by the Agent within five Business Days after such receipt by the Agent) of the Financial Statements described in Section 5.2(c) for the applicable fiscal quarter end, together with the corresponding certificate of a Designated Financial Officer described in Section 5.2(e) setting forth the calculation of EBITDA for the fiscal period necessary to determine the Liquidity Reserve (the date of such determination, the "Measurement Date").

                  "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

                  "Security Agreement" means the Security Agreement of even date herewith among Borrower, the Guarantors and the Agent for the benefit of the Agent and the Lenders.

                  "Senior Indebtedness" has the meaning set forth in the Indenture.

                  "Senior Subordinated Notes" means the Borrower's 8 1/2% Senior Subordinated Notes due 2007 issued pursuant to the Indenture.

                  "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

               (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

               (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

               (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                                     -A29-

               (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stated Termination Date" means May 24, 2005.

                  "Subsequent Permanent Working Capital Loan" means any Permanent Working Capital Loan made after the Closing Date pursuant to Section 1.3(c).

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower or a Guarantor.

                  "Supporting Letter of Credit" has the meaning specified in
Section 1.4(g).

                  "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office; provided, however, that the term "Taxes" shall not include "Other Taxes".

                  "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrower pursuant to Section 3.3 or by the Required Lenders pursuant to
Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

                  "Total Facility" means (a) until the Bank has syndicated $70,000,000 of its Commitments through one or more Assignments and Acceptances, $120,000,000, and (b) thereafter, $120,000,000 plus the lesser of (A) the excess of the amount of the Bank's Commitments that have been syndicated through one or more Assignments and Acceptances over $70,000,000, and (B) $30,000,000. The Agent shall provide the Borrower and each other Lender prompt notice of any increase in the Total Facility pursuant to clause (b) above.

                                     -A30-

                  "Total Outstandings" means, at any date of determination, (a) the Aggregate Revolver Outstandings, plus (b) the Aggregate Permanent Working Capital Loan Outstandings.

                  "Trademark Agreement" means the Conditional Assignment and Trademark Security Agreement, dated as of the date hereof, executed and delivered by the Obligors to the Agent to evidence and perfect the Agent's Liens in each Obligor's present and future patents, trademarks, and related licenses and rights.

                  "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "Unreserved Amount" means, at any date of determination, (a) the amount of Indebtedness (other than Revolving Loans and Letter of Credit Obligations) outstanding in reliance on Section 4.12(b)(xix) of the Indenture, plus (b) subject to the limitation set forth in Section 7.26(b), any additional amount reserved by the Borrower for the incurrence of Indebtedness (other than Revolving Loans and Letter of Credit Obligations) in reliance on Section 4.12(b)(xix) of the Indenture. As of the Closing Date, the Unreserved Amount shall be $0. Subject to the limitation set forth in Section 7.26(b), the Borrower shall have the right to increase or decrease the amounts reserved pursuant to clause (b) above by providing the Agent ten Business Days notice thereof.

                  "Unused Letter of Credit Subfacility" means an amount equal to $15,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                  "Unused Line Fee" has the meaning specified in Section 2.5.

                  Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

                                     -A31-

     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

     (ii) The term "including" is not limiting and means "including without limitation."

     (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     (iv) The word "or" is not exclusive.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

                  (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22 and 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

                  (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, each Obligor and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.




                                     -A32-

                                    EXHIBIT A

                       FORM OF BORROWING BASE CERTIFICATE

                                    EXHIBIT B

                               NOTICE OF BORROWING


                                                     Date:  ______________, 200_


To: Bank of America, N.A. as Agent for the Lenders who are parties to the Credit Agreement dated as of May 24, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among PSS World Medical, Inc., as borrower, certain of its Subsidiaries, as guarantors, certain Lenders which are parties thereto, and Bank of America, N.A., as Agent

Ladies and Gentlemen:

     The undersigned, PSS World Medical, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.   The   Business    Day   of   the   proposed    Borrowing   is   ,   200   .
     ----------------------- --

2.   The aggregate amount of the proposed Borrowing is $ . ---------------------

3. The Borrowing is to be comprised of $ of Base Rate and $ of ------------ -------------- LIBOR Rate Loans.

4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ months.

5.   The Borrowing  constitutes a [Revolving  Loan]  [Permanent  Working Capital
     Loan].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the date of the proposed Borrowing as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

     (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

                  (c) The proposed Borrowing will not cause the Borrower to exceed any of the limitations on Borrowings set forth in the Credit Agreement, including any limitations based on the Commitments, the Maximum Permitted Amount or the Maximum Revolver Amount; and

                  [(d) The proposed Borrowing of Revolving Loans constitutes Senior Indebtedness in accordance with Section 4.12(b)(iii) and/or (ix) of the Indenture (and all Guaranties of such Loans pursuant to Article 13 hereof shall constitute Senior Indebtedness in accordance with Section 4.12(b)(xvi) and/or (xviii) of the Indenture).]

                  [(d) The proposed Borrowing of Permanent Working Capital Loans constitutes Senior Indebtedness in accordance with Section 4.12(a) of the Indenture, as set forth in the calculations attached hereto.]

          PSS World Medical, Inc.



          By:
                   -----------------------------------------

          Title:
                   -----------------------------------------

                                    EXHIBIT C

                        NOTICE OF CONTINUATION/CONVERSION


                       Date:                  , 200_
                              ----------------


To: Bank of America, N.A. as Agent for the Lenders to the Credit Agreement dated as of May 24, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among PSS World Medical, Inc., as borrower, certain of its Subsidiaries, as guarantors, certain Lenders which are parties thereto, and Bank of America, N.A., as Agent

Ladies and Gentlemen:

                  The undersigned, PSS World Medical, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.   The Continuation/Conversion Date is , 200__. ------------ --

2. The aggregate amount of the Loans to be [converted] [continued] is $___________.

3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be ____ months.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed
Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

                  (b) The proposed [conversion] [continuation] will not cause the Borrower to exceed any of the limitations on Borrowings set forth in the Credit Agreement, including any limitations based on the Commitments, the Maximum Permitted Amount or the Maximum Revolver Amount.

              PSS World Medical, Inc.

              By:
                       -----------------------------------------
              Title:
                       -----------------------------------------

                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________________, 200_ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS

                  WHEREAS, the Assignor is party to that certain Credit Agreement dated as of May 24, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among PSS World Medical, Inc., a Florida corporation (the "Borrower"), certain of its Subsidiaries, as guarantors, the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, N. A., as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

                  WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrower in an aggregate amount not to exceed $__________ (the "Commitment");

                    WHEREAS,  the  Assignor  has  made  Committed  Loans  in the aggregate principal amount of $__________ to the Borrower

                  WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

                  WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       Assignment and Acceptance.
                  -------------------------

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 3.8, 4.1, 4.3 and 14.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

     (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

     (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2.       Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

     (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

         3.       Reallocation of Payments.

                  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.       Independent Credit Decision.

                  The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

     (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

     [(ii) the consent of the Agent [and the Borrower] required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

     (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

     [(iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]

     (v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         6.       [Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

                  (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

         7.       Withholding Tax.

                  The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or any other Obligor, or the performance or observance by the Borrower or any other Obligor, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       Further Assurances.

                  The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.      Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) The Assignor and the Assignee shall each pay its own costs and expenses
incurred  in  connection  with  the  negotiation,   preparation,  execution  and
performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE GEORGIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State court sitting in the State of Georgia or any Federal court sitting in the Northern District of Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                  [ASSIGNOR]


                                       By:
                                     Title:
                                    Address:


                                                  [ASSIGNEE]


                                       By:
                                     Title:
                                    Address:

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


                       NOTICE OF ASSIGNMENT AND ACCEPTANCE




                         _______________, 200_




Bank of America, N.A.
600 Peachtree Street, 5th Floor
Atlanta, GA 30308
Attn:  Account Executive

[PSS World Medical, Inc.
4345 Southpoint Boulevard
Jacksonville, FL  32216]


Ladies and Gentlemen:

                  We refer to the Credit Agreement dated as of May 24, 2001 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among PSS World Medical, Inc. (the "Borrower"), certain of its Subsidiaries, as Guarantors, the Lenders referred to therein, and Bank of America, N. A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

                  1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of , 200 , is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

                  2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

                  3. The following administrative details apply to the Assignee:

                           (A)      Notice Address:

                                    Assignee name:
                                                    ----------------------------
                                    Address:
                                              ----------------------------------

                                    Attention:
                                              ----------------------------------
                                    Telephone:  (___)
                                                      ------------------------
                                    Telecopier:  (___)
                                                       -----------------------
                                    Telex (Answerback):
                                                         ---------------------

                           (B)      Payment Instructions:

                                    Account No.:
                                                    ----------------------------
                                               At:
                                                    ----------------------------

                                    Reference:
                                                    ----------------------------
                                    Attention:
                                                    ----------------------------

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

               Very truly yours,

              [NAME OF ASSIGNOR]

              By:
                      ------------------------------------------

              Title:
                      ------------------------------------------

              [NAME OF ASSIGNEE]

              By:
                      ------------------------------------------

              Title:
                      ------------------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


Bank of America, N. A.
as Agent

By:
        -----------------------------------------
Title:
        -----------------------------------------


[PSS World Medical, Inc.


By:
        -----------------------------------------
Title:                                           ]
        -----------------------------------------

                                  SCHEDULE 1.1


                                   COMMITMENTS





       Lender                        Commitment                  Pro Rata Share

Bank of America, N.A.               $150,000,000*                     100%





















*The aggregate Commitments of the Lenders will equal $120,000,000 until Bank of America, N.A. has syndicated $70,000,000 of its Commitments through one or more Assignments and Acceptances. Thereafter, the aggregate Commitments of the Lenders will equal $120,000,000 plus the lesser of (a) the excess of the amount of Bank of America's Commitments that have been syndicated through one or more Assignments and Acceptances over $70,000,000, and (b) $30,000,000.

EXHIBIT 99.1

Contact: Richard E. Hansen
                  Director, Investor Relations
                  904-332-3287

                   PSS WORLD MEDICAL REPORTS YEAR-END RESULTS

Highlights:
-New management stabilizes business and puts Company on track for future profitability
-Company reduces bank debt by one-half and improves capitalization ratios -Reduction of over $75 million of working capital
-Imaging subsidiary hires new president

Jacksonville, Florida (May 29, 2001) - PSS World Medical, Inc. (Nasdaq/NM:PSSI) today announced unaudited results for the fourth fiscal quarter and fiscal year ended March 31, 2001.

         David A. Smith, president of PSS World Medical, Inc., said, "Fiscal 2001 is finally in the past. The lessons learned from the past and the progress made in the last six months to pave the way for future shareholder value are both material and numerous. Historically, we have focused principally on sales with less concern for leveraging operational excellence for greater organization profit and longevity. Today, we are creating a balanced organization, entering fiscal 2002 focused on our associates and all three customer groups - medical professionals, manufacturers and shareholders. Centralization, rationalization, supply chain and operational excellence are no longer negatives, but key points of emphasis on an equal footing with marketing, promotion, growth and sales excellence. Our imperatives for the last six months have been (1) stabilization of balance sheet, cash flow and our 5,000 associates, (2) to initiate aggressive strategic campaigns for customers and manufacturers and (3) to significantly reduce capital deployed and the costs of the business."

         The Company accomplished the following, preparing it for profitable improvement in each quarter:

STABILIZATION

          Reduced Debt. By using significant increases in cash flow from operations, the Company reduced bank debt by $28 million in the fourth quarter and by $67 million, from $134 million to $67 million, during the fiscal year. It is important to note that 70% of this reduction occurred during the last two quarters under new management. In addition, the Company just signed a new secured credit facility with availability of up to $120 million and an option to increase the facility to $150 million. The Company received favorable terms that will help reduce debt financing costs during the current fiscal year. The four-year arrangement has initial pricing through December 2001 of LIBOR plus 225 basis points or Prime plus 25 basis points, at the Company's option. Under the terms of the agreement, pricing will decrease as the Company's profitability increases.

          Exited European Operations. During the first quarter of fiscal 2002, the Company completed the sale of its European Operations. This transaction eliminates negative cash flow and allows management to fully focus on growing and improving domestic operations.

               Increased Financial Control Environment. The Company has implemented new measures and procedures to enhance its system of financial reporting and internal controls. As a result of these measures, the Company has identified certain adjustments that are described below and believes that the quality of its financial reporting system has been improved for the future.

          Implemented New Training, Compensation And Bonus Programs.

               Sales. Compensation levels were reset to align with strategic growth initiatives that provide ample opportunities for growth and success for our salespeople. o Operations. New operating programs have been implemented that facilitate our associates' commitment to reaching attainable new operating excellence goals that drive efficiency into the supply management and delivery process. o Training. The Company has developed comprehensive training programs that utilize both in-field training personnel and web-based programs, reducing turnover and training costs. o Human Resources. Significant changes in human resources capabilities, benefits and communications have reduced turnover and improved morale.


STRATEGIC OFFENSIVE INITIATIVES

               SRx. SRx is an automated marketing program tailored to physician specialties, combining disease states, pharmaceutical therapeutics, diagnostic tests, and reimbursement. This program provides our Physician business sales representatives with the opportunity to partner with physicians to increase their revenues and profits while improving patient care. We have found the program to be a successful "reach" strategy as evidenced by the signing of over 3,000 new customers. Additionally, successful use of the SRx program by our salesforce has produced 14-15% growth in revenues and gross profit dollars in our selected Family Practice pilot group.

               ANSWERS. ANSWERS is our best-practice marketing program, which aligns the best practices of nursing homes with the most efficient distribution activities, producing savings for both customers and distributors. The ANSWERS program was rolled out this month at the national sales meeting for our Long-Term Care business. In addition to reducing our distribution cost by encouraging more efficient buying patterns, ANSWERS provides real opportunities for category-leading brand vendors to increase volumes and for customers to purchase top products at reduced pricing. These market-leading products promote the best quality patient care, resulting in improved outcomes at a faster pace, thus helping customers improve profitability. Support by our salesforce and our vendors has been overwhelmingly enthusiastic.

               Strategic business units (SBUs). Our Imaging business has completed the reorganization of its salesforce into six distinct business units focusing on Commodities, Women's Health, Surgical, Imaging, Technical Service and Telesales. The establishment of six business units has resulted in: o Leveraging of core competencies; o Alignment of capabilities and resources; o New sales initiatives with lower selling costs; and o Increased focus on higher margin business.

               In commenting on the Company's Imaging business, Mr. Smith added, "Our Imaging business represents over 50 acquired companies with a diverse base of product capabilities, but all sharing a common excellence in delivering service and building relationships. Our SBU initiative leverages off our core competency of servicing our customers by aligning leadership, marketing, and sales compensation with resource channels that maximize our product capabilities. Even though we expect the Imaging business to depress our EPS by $0.07 to $0.09 during fiscal 2002, we believe it will generate $6-7 million of operating cash flow while we reorganize and return this business to profitability.


               "In addition, we are very excited about the expertise our new division president, Joseph W. Pepper, brings to bear on the Imaging business. Joe is a perfect fit for our organization, and his previous success and credentials speak for themselves. While serving as chief executive officer of OEC Medical Systems, revenue increased 18% per year, operating income increased 17% per year and US market share increased from 55% to 70%. In addition, his 15-year tenure with The BOC Group, Plc., where he served as president of Ohmeda Medical Devices, the healthcare subsidiary of BOC responsible for international selling and distribution of medical devices, should be invaluable to us. Joe will spearhead the turnaround mission for our imaging business, and we expect Mark Adrian, the general manager, to continue to be a major contributor to this process. We are looking forward to a very successful relationship."




CAPITAL AND COST REDUCTION

        Working Capital Reductions. Working capital was reduced during the last six months by a total of $76 million, or 20%. Working capital reductions will continue to be a high priority. The Company reported the following results for fiscal 2001:

        Receivable days decreased from 61 to 49;
        Inventory turns increased from 7.2 to 8.4;
        Cash conversion cycle dropped from 73 days to 60 days; and Debt-to-capitalization ratio improved from 37% at March 31, 2000, to 32% at March 31, 2001.

               Supply  Chain  Management.  With a goal  of $20  million  in cost reduction and savings, we are systematically reinventing our supply chain with leading edge technology, leveraging our ERP systems. This initiative improves identification of demand signals that will offer our vendor partners the ability to better plan production schedules and reduce finished goods. The program will give us greater scale in the ordering process, resulting in lower administrative costs associated with centralized purchasing and elimination of rebates, as well as shared savings with vendors due to greater order efficiency. Centralized Sourcing. In combination with the supply chain initiative, the Company established its centralized sourcing unit in April. Centralized negotiating and purchasing of our indirect spend is expected to reduce costs by $10 million for the Company. We expect both the supply chain and centralized sourcing initiatives to be fully implemented in the next 24 to 36 months.

               Optimized Distribution Model with Customer Satisfaction Top Priority. The Company has engaged Philadelphia-based Pembroke Consulting to assist in validating the Company's long-range strategic plan including distribution rationalization. As an integral part of this process, we have begun surveying and interviewing thousands of our customers to ensure that we continue to meet and exceed their expectations while optimizing our distribution model. Progress will be made gradually for the next 24 to 36 months.



         The Company also announced the following corporate goals for the fiscal year ending March 31, 2002. PSS World Medical is not required nor intends to update these goals if material changes occur.

         FISCAL 2002 GOALS:
              Revenues (in billions)                   $1.7 to $1.8
              EBITDA (in millions)                     $52 to $58
              EBITDA margin                            2.9% to 3.4%
              Earnings per share                       $0.08 to $0.10
              Capital expenditures (in millions)       $17 to $19
              Debt (in millions)                       $150 to $160

         The following summarizes PSS World Medical's results for the fourth quarter and fiscal year ended March 31, 2001.

         For the three months ended March 31, 2001, net sales were $447.6 million compared with $446.8 million for the same period last year. Net loss for the quarter was $9.7 million, or $0.14 per diluted share, for the period ended March 31, 2001, compared with a loss of $15.7 million, or $0.22 per diluted share, for the period ended March 31, 2000.

         For the year ended March 31, 2001, net sales were $1.81 billion compared with $1.80 billion for the same period last year. Net loss for the year ended March 31, 2001, was $36.1 million, or $0.51 per diluted share, versus net income of $20.7 million, or $0.29 per diluted share, for the prior year period.

         In connection with the Company's annual audit process, the Company expects to make certain adjustments to its financial results for the first three fiscal quarters of fiscal 2001. Full fiscal year and fourth fiscal quarter 2001 results are not affected by the following. As a result of improved inventory control procedures and accounts payable tracking, the Company expects to adjust the timing of the recognition of $3.8 million (pre-tax) of expenses for costs of goods sold and liability for accounts payable from the fourth quarter of fiscal 2001 (quarter ended March 31, 2001) to the second quarter of fiscal 2001 (quarter ended September 30, 2000). In addition, as a result of a sampling of the Company's accounts receivable records, the Company expects to make a number of adjustments to its accounts receivable balances. The Company is also recording corresponding income adjustments in the amounts of $1.6 million, $1.9 million, and $0.5 million, for the first, second and third fiscal quarter of fiscal 2001, respectively.

         A listen-only simulcast and 15-day replay of PSS World Medical's year-end conference call will be available online at www.pssworldmedical.com or www.streetevents.com on May 29, 2001, beginning at 11:00 a.m. Eastern time.

         PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, long-term care providers and imaging consumers through its three business units to customers in all 50 states. Since its inception in 1983, PSS has become a leader in all three market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

         All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross margins and earnings, statements under the heading "Goals," statements regarding the Company's current business strategy, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.

                             PSS WORLD MEDICAL, INC.
                   Unaudited Consolidated Operating Highlights
                      (In millions, except per share data)

                                                                   Three Months Ended             Year Ended
                                                                        March 31,                  March 31,
                                                                ----------------------  -------------------------
                                                                    2001         2000         2001         2000
                                                                -----------  -----------  -----------   -----------

Net sales                                                       $     447.6  $     446.8  $   1,814.8   $  1,803.9
Gross profit                                                           95.7        106.0        416.4        448.8
Selling, general and administrative expenses                          104.0        125.1        444.3        404.1
Operating income (loss)                                                (8.3)       (19.1)       (27.9)        44.7
Income (loss) before cumulative effect
   of accounting change                                                (9.7)       (15.7)       (36.1)        22.1
Cumulative effect of accounting change                                  -            -            -           (1.4)
Net income (loss)                                               $      (9.7) $     (15.7) $     (36.1)  $     20.7
Basic and diluted earnings (loss) per share before
   cumulative effect of accounting change                       $     (0.14) $     (0.22) $     (0.51)  $     0.31
Basic and diluted earnings (loss) per share                     $     (0.14) $     (0.22) $     (0.51)  $     0.29
Weighted average shares (in thousands):
   Basic                                                             71,187       71,102       71,187        70,966
   Diluted                                                           71,477       71,224       71,309        71,185

                                  SEGMENT DATA
Net Sales:
Physician division                                              $     172.6  $     175.7  $     689.4   $    708.7
Imaging division                                                      177.7        183.2        737.9        704.2
Long-term care division                                                92.9         86.8        367.6        366.6
International and other                                                 4.4          1.1         19.9         24.4
                                                                -----------  -----------  -----------   ----------
                                                                $     447.6  $     446.8  $   1,814.8   $  1,803.9
                                                                ===========  ===========  ===========   ==========

Operating Income (Loss):
Physician division                                              $      (1.0) $      (2.1) $      17.3   $     32.7
Imaging division                                                       (4.8)        (0.9)        (1.4)        20.3
Long-term care division                                                 0.7        (12.8)       (15.5)        (4.9)
International and other                                                (3.2)        (3.3)       (28.3)        (3.4)
                                                                -----------  -----------  ------------  ----------
                                                                $      (8.3) $     (19.1) $     (27.9)  $     44.7
                                                                ===========  ===========  ===========   ==========


                              Other Financial Data

                                                                                            March 31,    March 31,
                                                                                              2001         2000
                                                                                          ------------  ----------
Cash, cash equivalents and investments                                                    $      34.7   $     64.7
Accounts receivable, net                                                                        236.8        284.4
Inventory, net                                                                                  154.7        178.0
Accounts payable                                                                                119.2        124.4
Total debt                                                                                      191.8        259.2

                             PSS WORLD MEDICAL, INC.
                      Unaudited Supplemental Financial Data
                                  (In millions)

                                                                             FY 2001
                                          FY          First        Second        Third       Fourth
                                         2000        Quarter       Quarter      Quarter      Quarter       Total
                                      -----------  -----------  -----------  -----------  -----------   -----------
                                       (Actual)    (Restated)   (Restated)   (Restated)     (Actual)
Operations:
   Revenue:
     Physician division               $     708.7  $     177.9  $     170.2  $     168.7  $     172.6   $    689.4
     Imaging division                       704.2        196.4        183.0        180.8        177.7        737.9
     Long-term care division                366.6         92.2         89.9         92.6         92.9        367.6
     International and other                 24.4          5.1          3.1          7.3          4.4         19.9
                                      -----------  -----------  -----------  -----------  -----------   ----------
                                          1,803.9        471.6        446.2        449.4        447.6      1,814.8
   EBITDA:
     Physician division                      40.6         13.1          3.8          8.7          0.8         26.4
     Imaging division                        37.8          5.2          4.6          2.9         (1.0)        11.7
     Long-term care division                 (0.3)         3.0          3.0        (18.7)         1.9        (10.8)
     International and other                 (2.7)        (2.8)        (1.8)       (19.8)        (4.2)       (28.6)
                                      -----------  -----------  -----------  -----------  -----------   ----------
                                             75.4         18.5          9.6        (26.9)        (2.5)        (1.3)
Ratio to Revenues:
   Gross margin percentage                   24.9%        24.2%        22.8%        23.3%        21.4%        22.9%
   SG&A expenses percentage                  22.4%        21.6%        22.0%        31.1%        23.2%        24.5%
   Operating income percentage                2.5%         2.6%         0.8%        (7.8%)       (1.8%) (1.6%)

Asset Management:
   Working capital                          414.1        383.6        384.7        345.5        309.2
   Sequential quarter percent change          -           (7.4%)        0.3%       (10.2%)      (10.5%)
   YTD percent change                        14.2%                                                           (25.3%)

Average committed capital                   430.3        470.3        469.0        428.9        422.5        419.2
Return on committed capital                  15.8%        13.8%         5.8%       (29.2%)       (4.7%)       (3.2%)
Capital expenditures investment              27.2          4.4          5.6          6.4          7.1         23.5

(+) Receivable days                          61.1         54.3         57.0         52.8         48.6
(+) Inventory days                           49.7         43.3         43.7         45.8         43.0
(-) Accounts payable days                    37.4         30.6         30.6         31.6         31.4
                                      -----------  -----------  -----------  -----------  -----------
(=) Cash conversion days                     73.4         67.0         70.1         67.0         60.2

Senior subordinated notes                   125.0        125.0        125.0        125.0        125.0
Bank debt                                   134.2        107.0        113.8         94.9         66.8
                                      -----------  -----------  -----------  -----------  -----------
   Total debt                               259.2        232.0        238.8        219.9        191.8

Fiscal year 2001 special and other
 adjustments (pre-tax):
   Asset impairment                                        -            -            1.5          1.2          2.7
   Accelerated deferred debt
      issuance cost                                        -            -            -            1.1          1.1
   Equipment inventory
      valuation adjustment                                 -            -            -            5.6          5.6
   Accounts receivable adjustment                          1.6          1.9          0.5          -            4.0
   Inventory adjustment                                    -            3.8          -            -            3.8
   Gulf South bad debt                                     -            -           19.9          -           19.9
   International business exit charge                      -            -           14.9          -           14.9
   Merger, restructuring and other items                   3.6          4.2          7.1          3.2         18.1
   Intangibles impairment                                  -            -            -            0.6          0.6
                                                   -----------  -----------  -----------  -----------   ----------
        Total special and other adjustments                5.2          9.9         43.9         11.7         70.7

                             PSS WORLD MEDICAL, INC.
                Unaudited Supplemental Financial Data (Continued)
                                  (In millions)

                                                         FY 2002 Goals
Operations:
   Revenue:
     Physician division                        $       670    to     $       690
     Imaging division                                  695    to             715
     Long-term care division                           370    to             395
                                               -----------           -----------
       Consolidated                            $     1,735           $     1,800

   EBITDA:
     Physician division                        $        31    to     $        35
     Imaging division                                   12    to              13
     Long-term care division                             9    to              10
                                               -----------           -----------
       Consolidated                            $        52           $        58

Asset Management:
   Working capital:
     Physician division                        $       105    to     $       115
     Imaging division                                  110    to             125
     Long-term care division                            65    to              75
                                               -----------           -----------
       Consolidated                            $       280           $       315

                                                  Physician          Imaging         Long-Term
                                                  Division          Division       Care Division     Consolidated

   (+) Receivable days                                47 to 49          43 to 45         56 to 58          47 to 49
   (+) Inventory days                                 45 to 47          41 to 43         37 to 39          41 to 43
   (-) Accounts payable days                          35 to 33          32 to 30         34 to 32          33 to 31
                                               ---------------  ----------------  ---------------  ----------------
   (=) Cash conversion days                           57 to 63          52 to 58         59 to 65          55 to 61
